UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ X ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

REGAL ONE CORPORATION

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box).

[ ] Per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[X ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies. Common Stock, no par value.

(2) Aggregate number of securities to which transaction applies.  119,433,962

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(set forth the amount on which the filing fee is calculated and state how it was determined).  $0.53

(4) Proposed maximum aggregate value of transaction.  $63,300,000.

(5) Total fee paid. $12,660.00

[ ] Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid.

(2) Form, Schedule or Registration Statement No.

(3) Filing Party.

(4) Date Filed.

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REGAL ONE CORPORATION

P. O. Box 25610

Scottsdale, Arizona  85255

NOTICE OF ACTIONS BY

WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are furnishing this notice of actions by written consent and the accompanying information statement (the “Information Statement”) to all holders of record of shares of common stock, no par value, (“Common Stock”), of Regal One Corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and section 607.704 of the Florida Business Corporations Act (the “FBCA”) to notify you of the corporate actions described below. We are also providing the Information Statement in accordance with the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, in connection with an anticipated change in majority control of the Company’s board of directors (the “Board”) other than by a meeting of shareholders.

Reverse Stock Split

On July 10, 2014, the Board approved, and on July 10, 2014, holders of outstanding shares of Common Stock and Series B preferred stock, no par value (the “Preferred Stock”), representing more than 50% of the outstanding voting securities of the Company provided their written consent with respect to, a Articles of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”) to effect a reverse stock split of the Common Stock at a ratio of 1-for-2 (the “Reverse Stock Split”). On the effective date of the Reverse Stock Split, every two (2) shares of Common Stock issued and outstanding immediately prior to such effective date shall automatically be combined into one (1) share of Common Stock. Pursuant to Section 607.1003 of the FBCA, amendments to a corporation’s articles of incorporation require the approval of shareholders representing at least a majority of the corporation’s outstanding capital stock entitled to vote thereon. The effectiveness of the shareholder approval is required prior to filing of the certificate of amendment. The shareholder approval will become effective 20 days after we mail this Information Statement to our shareholders.

Reincorporation from Florida to Maryland

On July 10, 2014, the Board of Directors of the Company approved, and on July 10, 2014, holders of outstanding shares of Common Stock and Preferred Stock, representing more than 50% of the outstanding voting securities of the Company, provided their written consent to the Company’s domicile from the State of Florida to the State of Maryland (the “Reincorporation”).  The Reincorporation will be consummated pursuant to an Agreement and Plan of Merger between the Company and Princeton Capital Corporation, a Maryland corporation and wholly-owned subsidiary of the Company (“Newco”), a copy of which is contained in Annex B (the “Merger Agreement”).  Copies of Newco’s Articles of Amendment and Restatement (the “Maryland Charter”) and bylaws (“Maryland Bylaws”), are attached as Annex C and Annex D, respectively.  Upon effectiveness of the shareholder approval and immediately following the Reverse Stock Split, pursuant to the terms of the Merger Agreement, the Company will be merged with and into Newco with Newco as the surviving corporation.

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Securities Issuance

On July 10, 2014, the Board approved, and on July 10, 2014, holders of outstanding shares of Common Stock and Preferred Stock, representing more than 50% of the outstanding voting securities of the Company provided their written consent with respect to, the issuance of up to an aggregate of 119,433,962 shares of Common Stock to Capital Point Partners, LP, a Delaware limited partnership (“CPP”), and Capital Point Partners II, LP, a Delaware limited partnership (“CPPII” and, together with CPP, the “Partnerships”), in consideration for the sale of certain investments of the Partnerships (the “Transactions”) pursuant to that certain Asset Purchase Agreement by and among the Company, Newco and the Partnerships, dated as of July 14, 2014 (the “Purchase Agreement”).

The Investment Company Act of 1940, as amended (the “1940 Act”), requires the Company, as a business development company (“BDC”), to obtain shareholder approval prior to the issuance of shares of Common Stock at a price per share below the then-current net asset value (“NAV”) per share.  The current NAV per share of the Company is $0.49 (approximately $0.98 after giving effect to the Reverse Stock Split) and the price of the Common Stock to be issued in the Transactions is $0.53 per share.  Additionally, as a result of the transactions, the Partnerships will beneficially own at least 95% of the outstanding shares of Common Stock, which would constitute a change of control of the Company. Pursuant to the terms of the Purchase Agreement, the Company will have a reconstituted board of directors following the closing of the Transactions.  Following the closing of the Transactions, it is anticipated that designees of the Partnerships will constitute the majority of the board of directors of the Company.  This Information Statement contains information about persons who will serve on the board of directors following the closing of the Transactions.

Future Securities Issuance

On July 10, 2014, the Board approved, and on July 10, 2014, holders of outstanding shares of Common Stock and Preferred Stock, representing more than 50% of the outstanding voting securities of the Company, provided their written consent authorizing the Company, with the approval of the Board, to sell shares of Common Stock at a price below its then current NAV per share, subject to certain limitations described in the accompanying Information Statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding Common Stock immediately prior to each such sale).

External Investment Advisory Agreement

Upon closing of the Transactions, the Company will enter into an investment advisory agreement (the “Advisory Agreement”) with Princeton Investment Advisors, LLC (“Princeton Advisors”).  On July 10, 2014 the Board approved, and on July 10, 2014, holders of outstanding shares of Common Stock and Preferred Stock, representing more than 50% of the outstanding voting securities of the Company provided their written consent approving, the Advisory Agreements.

The approvals by written consent of the Certificate of Amendment for the Reverse Stock Split, the Reincorporation, the Transactions, the future issuances of Common Stock at a price below NAV, and the Advisory Agreement provided by the Company’s shareholders will become effective 20 days after we mail this Information Statement to our shareholders. We expect to file the Certificate of Amendment to effect the Reverse Stock Split and the Reincorporation after such 20-day period and immediately prior to the consummation of the Transactions. After consummation of the Transactions, we expect to enter into the Advisory Agreement.  However, for ease of comprehension, unless otherwise indicated,

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references to the number of shares of outstanding Common Stock contained in this Information Statement do not give effect to the Reverse Stock Split. The consents that we received constitute the only shareholder approvals required under the FBCA and the 1940 Act in order to file the Certificate of Amendment to effect the Reverse Stock Split, to file the Articles of Merger to effect the Reincorporation, to consummate the Transactions and to approve future issuances of Common Stock at a price below NAV and the Advisory Agreement, respectively. As a result, no further action by any other shareholder is required to approve these matters and we have not and will not be soliciting your approval thereof.

This Information Statement is being mailed on or about [ ], 2014 to shareholders of record as of the close of business on July 10, 2014, the date of the written consent provided by a majority of our shareholders required to approve the matters described above.  No action is required by shareholders in connection with this Information Statement.  This notice and the accompanying Information Statement are being delivered to inform you of (i) the actions by written consent described herein before such actions take effect in accordance with Section 607.0704 of the FBCA and Rules 14c-2 promulgated under the Exchange Act and (ii) to provide information about the individuals who will constitute a majority of the directors following the closing of the Transactions in accordance with Rule 14f-1 of the Exchange Act.  The closing of the matters described herein and the change in a majority of the Board will not occur until at least twenty (20) days following the mailing of this Information Statement.

By order of the Board of Directors:

/s/ Charles J. Newman
Charles J. Newman
Chairman of the Board

July 22, 2014

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REGAL ONE CORPORATION

P. O. Box 25610

Scottsdale, Arizona  85255

INFORMATION STATEMENT

Actions by Written Consent of Majority Shareholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the actions by written consent of a majority of the Company’s shareholders taken without a meeting to approve the actions described in this Information Statement. We are mailing this Information Statement to our shareholders on or about July 22, 2014.

Q: What actions were taken by written consent?

A: We obtained shareholder consent for the amendment of our Articles of Incorporation to effect a 1-for-2 reverse stock split of the Common Stock upon the terms described under “The Reverse Stock Split” below, the reincorporation from Florida to Maryland upon the terms described under “Reincorporation From Florida to Maryland” below, for the issuance of up to an aggregate of 119,433,962 shares of Common Stock at a price of $0.53 per share to the Partnerships upon the terms described under “The Transaction” below, the issuance of shares of Common Stock at a price below NAV upon the terms described under “Authorization of the Company to Sell Shares of Common Stock Below Net Asset Value Per Share” below, and the entrance of the Company into the Advisory Agreement with Princeton Advisors upon the terms described under “Approval of Advisory Agreement.”

Q: What vote was obtained to approve the Reverse Stock Split, the Reincorporation, the Transaction, the issuance of Common Stock at a price below NAV and entry into the Advisory Agreement?

A: The FBCA, our Restated Articles of Incorporation and our bylaws permit the approval of the Certificate of Amendment to effect the Reverse Stock Split the approval of the Reincorporation and of the Transactions, in each case, by written consent of holders of a majority of our outstanding shares of Common Stock and Preferred Stock voting together as a single class. We obtained the approval of the holders of more than 50.0% of our outstanding shares of Common Stock and Preferred Stock that were entitled to give such consent, for each such action. The approval of the issuance of shares of Common Stock at a price below NAV and the Company’s entrance into the Advisory Agreement were approved by a “majority of the Company’s outstanding voting securities” as defined under the 1940 Act.

Q: Do shareholders have the right to receive any consideration if they oppose the Reverse Stock Split, Reincorporation, or the Transaction?

A: The FBCA does not provide for appraisal or similar statutory rights as a result of the approval of the Certificate of Amendment by a majority of our shareholders, the consummation of the Reverse Stock

Split or the consummation of the Transactions.  However, pursuant to Section 607.1302 of the FBCA, a shareholder who did not approve the Reincorporation may exercise appraisal rights.  For a more detailed description of the procedures necessary to exercise appraisal rights please see “Reincorporation of the Company from Florida to Maryland – Statutory Rights of Appraisal under Florida Law.”

Q: Who is paying the cost of this Information Statement?

A: We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated to be approximately $5,000.

Q: Have there been any other matters approved by or proposed for consideration by our shareholders?

A: We know of no other matters other than those described in this Information Statement which have been recently approved or considered by our shareholders.

Q: What effect will the reverse stock split have on our issued and outstanding shares of Common Stock?

A: When the Reverse Stock Split becomes effective, we will exchange one new share of Common Stock for every two outstanding shares of Common Stock. The number of our outstanding shares of Common Stock will be reduced proportionately to the reverse split ratio, but the value of each share of Common Stock will be proportionately increased by that same ratio. We will not issue any fractional shares of Common Stock. Shareholders who would otherwise hold fractional shares of Common Stock as a result of the Reverse Stock Split will be entitled to receive a whole number of shares rounded up to the next whole number in lieu of a fractional share. The Reverse Stock Split will not impact the market value of the Company as a whole, although the market value of the Common Stock may move up or down once the Reverse Stock Split is effective.

We expect to file the Certificate of Amendment to effect the Reverse Stock Split immediately prior to the Reincorporation and consummation of the Transactions.

Q: What are the mechanics of the Reverse Stock Split?

A: Assuming the Reverse Stock Split is implemented on or after the 20th day following the date this Information Statement is mailed to our shareholders, the mechanics of the Reverse Stock Split will be as follows:

If your shares are held in “street name”—that is, through an account at a brokerage firm, bank, dealer, or other similar organization—the number of shares of Common Stock you hold will automatically be adjusted to reflect the Reverse Stock Split.

If your shares are registered directly in your name with our transfer agent and your shares are held in book-entry form (i.e., your shares of Common Stock are not represented by a physical stock certificate), the number of shares of Common Stock you hold will automatically be adjusted to reflect the Reverse Stock Split. You will be sent a transmittal letter by our transfer agent. You will need to return to our transfer agent a properly completed and duly executed transmittal letter in order to receive any other distributions, if any, that may be declared and payable to holders of record of Common Stock.

If your shares of Common Stock are registered directly in your name with our transfer agent and your shares are held in certificated form (i.e., your shares of Common Stock are represented by one or more physical stock certificates), you will receive a transmittal letter asking you to surrender your certificate(s) representing pre-split shares of Common Stock (“Old Certificates”) in exchange for a new certificate (“New Certificate”) representing post-split shares. You will need to return to our transfer agent a properly completed and duly executed transmittal letter, together with your Old Certificate(s), in order to receive a New Certificate [and any cash payment in lieu of fractional shares of Common Stock] or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split

Whether your shares of Common Stock are held in street name or directly, we will not issue fractional shares of Common Stock to you. Shareholders who would otherwise hold fractional shares of Common Stock as a result of the Reverse Stock Split will be entitled to receive c a whole number of shares rounded up to the next whole number in lieu of such fractional shares of Common Stock from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form.

Q: After the Reverse Stock Split, I will have an “odd lot” of fewer than 100 shares of Common Stock. Will I be able to sell the “odd lot”?

A: The Reverse Stock Split may result in some shareholders owning “odd lots” of fewer than 100 shares on a post-split basis. You will be able to sell the odd lots, but odd lot sales may result in higher transaction costs per share than “round lot” sales, which are sales of even multiples of 100 shares of Common Stock.

Q: What effect will the Transactions have on the ownership and governance of the Company?

A: The Transactions will result in the issuance of an aggregate of at least 95,000,000 shares of Common Stock to the Partnerships. As a result, upon consummation of the Transactions, the Partnerships will own at least 95% of the outstanding shares of Common Stock. Upon consummation of the Transactions, a majority of the Company’s directors will be individuals designated by the Partnerships and the Company will be an externally managed BDC and our operations will be managed by Princeton Advisors, a registered investment advisor.

Q: Who can help answer my questions?

A: If you have any questions regarding these matters, please contact Charles J. Newman at: 480.945.2885

THE REVERSE STOCK SPLIT

Pursuant to the laws of Florida, the Company’s state of incorporation, the Board must adopt any amendment to the Company’s Articles of Incorporation and submit the amendment to shareholders for their approval. The affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class is required to approve the amendment. On July 10, 2014, the Board unanimously adopted and approved, and on July 10, 2014, holders representing more than 50% of the outstanding voting securities of the Company provided their written consent approving an amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split of the Common Stock at a 1-for-2 reverse split ratio. The form of the amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split of the Common Stock is attached to this Information Statement as Annex A.

To avoid the existence of fractional shares of Common Stock, shareholders who would otherwise hold fractional shares of Common Stock as a result of the Reverse Stock Split will be entitled to receive a whole number of shares rounded up to the next whole number in lieu of such fractional shares of Common Stock from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares of Common Stock are held in certificated form, the surrender of all Old Certificate(s).

At the close of business on July 22, 2014, there were 3,633,067 shares of Common Stock issued and outstanding. An additional 3,183,466 shares of Common Stock will be issued to the holders of the Preferred Stock in connection with the Reincorporation and at least 95,000,000 shares of Common Stock will be issued in the Transactions immediately following the effectiveness of the Reverse Stock Split and the Reincorporation. Based on the number of shares of Common Stock currently issued and outstanding, immediately following the completion of the Reverse Stock Split, the Reincorporation and the Transaction, there would be at least 100,000,000 shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares of Common Stock). We do not expect the Reverse Stock Split itself to have any economic effect on our shareholders, except to the extent the Reverse Stock Split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

The Board authorized the Reverse Stock Split in an attempt to raise the per share trading price of the Common Stock in order to gain listing on a national securities exchange.  Before the Common Stock may be listed on a national securities exchange, we must satisfy certain listing requirements.  One of these listing requirements is that the Common Stock must generally have a minimum bid price, which the NYSE requires a minimum bid price of $3.00 per share.  On July 14, 2014, the closing price of the Common Stock on the OTCBB was $0.15 per share.

The Company anticipates that the Reverse Stock Split will increase the per share bid price per share of the Common Stock.  However, there are no assurances that the Reverse Stock Split will, initially or in the future, have the intended effect of raising the bid price of the Common Stock to a price that will satisfy the listing requirements or that the Company will be able to satisfy the other requirements to obtain or maintain a listing on a national securities exchange.

Additionally, the Company believes that the Reverse Stock Split may make the Common Stock more attractive to a broader range of institutional and other investors, as the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  The Company believes that the Reverse Stock Split will make the Common Stock a more attractive and cost effective investment for many investors, which may enhance the liquidity the Common Stock.

The Board also took into account potential negative factors associated with the Reverse Stock Split.  These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined back to pre-reverse stock split levels, the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the costs associated with implementing a Reverse Stock Split.

Although the Board expects the Reverse Stock Split will result in an increase in the market price of the Common Stock, the Reverse Stock Split may not increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a long-term increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in the Company’s reports filed with the SEC, as well as variables outside of the Company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment).  The history of similar reverse stock splits for companies in like circumstances is varied.  If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.  The trading liquidity of the Common Stock may also decline due to the fewer number of shares of Common Stock that are publicly traded.  In addition, the Reverse Stock Split will likely increase the number of shareholders who own “odd lots” of fewer than 100 shares of the Common Stock.  Shareholders who hold odd lots typically experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.  Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.

Effects of the Reverse Stock Split

General

If the Reverse Stock Split is effected, the principal effect will be to proportionately decrease the number of outstanding shares of the Common Stock based on the 1-for-2 Reverse Stock Split ratio. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the OTCBB. Following the Reverse Stock Split, the Common Stock will continue to be quoted on the OTCBB under the symbol “RONE,” although it will receive a new CUSIP number.  Stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Proportionate voting rights and other rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the Common Stock after giving effect to the Reverse Stock Split. The number of shareholders of record will not be affected by the Reverse Stock Split. If effected, the Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares of the Common Stock may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares of the Common Stock. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of Reverse Stock Split

The Reverse Stock Split will become effective upon the filing and effectiveness (the “Effective Time”) of the Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida. The effectiveness of the Reverse Stock Split, pursuant to the terms of the Purchase Agreement, is a condition to closing the Transactions.  We expect that such filing will take place promptly following the 20th day after the mailing of this Information Statement.

Effect on Authorized Shares of Common Stock and Preferred Stock

Currently, the Company is authorized to issue up to a total of 50,000,000 shares of Common Stock, of which 3,633,067 shares of Common Stock were issued and outstanding as of July 22, 2014, and 550,000 shares of preferred stock, of which 100,000 shares of Preferred Stock were issued and outstanding as of July 22, 2014. The proposed amendment to the Company’s Articles of Incorporation will not affect the number of authorized shares of Common Stock or preferred stock.

Accordingly, the proposed amendment will reduce the number of issued and outstanding shares, which will result in an increase in the number of authorized but unissued shares. The Transactions would result in the issuance of shares of the Common Stock that will result in the dilution of our current shareholders’ percentage of ownership interest in the Company. The Company may also engage in various capital raising transactions, including the issuance of additional shares, in order to enhance liquidity and provide additional capital for investing.

Effect on Par Value

The proposed amendments to the Company’s Articles of Incorporation will not affect the par value of the Common Stock, which will remain at no par value per share, or the par value of the Company’s preferred stock, which will remain at no par value per share.

Reduction in Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on the Company’s balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of Common Stock, will be credited with the amount by which the stated capital is reduced. The Company’s shareholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares of Common Stock

If the Reverse Stock Split is effected, shareholders who hold uncertificated shares of Common Stock (i.e., shares of Common Stock held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split.

Shareholders who hold uncertificated shares of Common Stock as direct owners will be sent a transmittal letter by the Company’s transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, shareholders holding certificated shares of Common Stock (i.e., shares of Common Stock represented by one or more physical stock certificates) will be required to exchange their Old Certificate(s) for New Certificate(s) representing the appropriate number of shares of Common Stock resulting from the Reverse Stock Split. Shareholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by the Company’s transfer agent. Shareholders will not have to pay any transfer fee or other fees in connection with such exchange. As soon as practicable after the Effective Time, the Company’s transfer agent will send a transmittal letter to each shareholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for New Certificate(s).

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Certificate(s) had been issued a New Certificate registered in the name of such person.

Until surrendered as contemplated herein, a shareholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of Common Stock resulting from the Reverse Stock Split. Until shareholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, shareholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Any shareholders whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that the Company and its transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate(s), except that if any New Certificate is to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares of Common Stock

The Company does not currently intend to issue fractional shares of Common Stock in connection with the Reverse Stock Split. Therefore, the Company does not expect to issue certificates representing fractional shares of Common Stock.  Shareholders who, as a result of the Reverse Stock Split, hold fewer than one share of Common Stock would receive a whole number of shares rounded up to the next whole number.

No Appraisal Rights

Under the FBCA, the Company’s shareholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in this Information Statement and the Company will not independently provide shareholders with any such rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.  Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our common stock that is:  (i) a citizen or resident of the U.S., (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income taxation, regardless of its source, or (iv) any trust if:  (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person (each, a “U.S. holder”).  This summary does not address any state, local or foreign income or other tax consequences, nor does it address all of the tax consequences, that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by shareholders.  This summary also does not address the tax consequences to: (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investments trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequence of the Reverse Stock Split.  In addition, we have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, no gain or loss should be recognized by U.S. holders in the Reverse Stock Split.  Accordingly, following the Reverse Stock Split, the aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should be equal to the aggregate tax basis in the shares of common stock surrendered, and the holding period for the shares of common stock received should include the holding period for the shares of common stock surrendered.

The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of that shareholder.  Each shareholder should consult its own tax advisor regarding all of the potential U.S. federal, state, local, foreign income and other tax consequences of the Reverse Stock Split.

REINCORPORATION OF THE COMPANY FROM FLORIDA TO MARYLAND

On July 10, 2014, the Board unanimously approved and recommended shareholders approve, and on July 10, 2014 shareholders representing more than 50% of the outstanding voting securities approved changing the Company’s domicile from the State of Florida to the State of Maryland (the “Reincorporation”).  The Reincorporation will be consummated pursuant to an Agreement and Plan of Merger between the Company and Princeton Capital Corporation, a Maryland corporation and wholly-owned subsidiary of the Company (“Newco”), a copy of which is attached in Annex B (the “Merger Agreement”).  Copies of the Maryland Charter, attached as Annex C and Maryland By-laws, are attached as Annex D, respectively.  The Merger Agreement provides that the Company will be merged with and into Newco.

The proposed Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below.  The Reincorporation, by itself, will not result in any change in the Company’s business, management, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which are immaterial). However, the Reincorporation is part of, and is a condition precedent to closing of the Purchase Agreement. Following the Reincorporation, Newco’s Common Stock will continue to trade without interruption on the OTCBB under the symbol “RONE”.

Newco

Newco, which will be the surviving corporation in the Merger, was incorporated under Maryland General Corporation Law (“MGCL”), exclusively for the purpose of merging with the Company.

Immediately prior to the closing of the Merger, Newco will have 1,000 shares of Newco Common stock issued and outstanding, which will be held by the Company.  The terms of the Merger Agreement provide that the issued and outstanding shares of Newco’s common stock will be cancelled.  As a result, immediately following the Merger, the Company’s current shareholders will be the only shareholders of the newly merged company. Immediately following the Merger, Newco will issue a minimum of 95,000,000 shares.

Filing of the Articles of Merger and Certificate of Merger

The Company will determine when to file Articles of Merger (the “Articles of Merger”) with the Florida Department of State Division of Corporations and the State Department of Assessments and Taxation of Maryland, respectively.  Completion of the Reincorporation is a condition to closing the Transactions.  Accordingly, we intend to file the Articles of Merger as soon as practicable.

Effect of the Merger and Resulting Reincorporation

Under the FBCA and the MGCL, when the Merger and resulting Reincorporation takes effect:

•

The Company, a Florida corporation, merges with and into the surviving entity, Newco, a Maryland corporation and the separate existence of the Company ceases;

•

The title to all real estate and other property owned by the Company is vested in the surviving entity without reversion or impairment;

•

A proceeding pending against the Company may be continued as if the Merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;

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The shareholders’ interests in the Company and the other interests, obligations and securities of the Company are converted into shareholders’ interests, obligations or other securities of the surviving entity, or into cash or other property, and the former holders of such interests are entitled only to the rights provided in the Articles of Merger, Maryland Charter and Maryland Bylaws of the surviving entity pursuant to the MGCL, other than the right, if applicable, of certain shareholders to seek appraisal of the fair value of their shares under provisions of the FBCA dealing with dissenter’s rights.

On the effective date of the Merger, the Company will be deemed incorporated under the MGCL.  Consequently, the Company will be governed by the Maryland Charter and Maryland Bylaws.

Principal Reasons for the Change of Domicile

The Board believes the primary reason for the Reincorporation is that the MGCL will better meet the Company’s business needs.  Upon closing of the Transactions, the Company will have more than $50.0 million in assets under management and become an externally managed BDC.  The MGCL is a comprehensive, modern and flexible statute and a vast majority of BDCs are incorporated under the MGCL.  In addition, we believe that Maryland statutory law and case law is better developed than Florida’s with respect to BDCs and will provide greater predictability.

Principal Features of the Reincorporation

The Reincorporation will be effected by the Merger of the Company, a Florida corporation, with and into, Newco, a Maryland corporation for the purpose of effecting the Reincorporation.  The Reincorporation will become effective upon the filing of the requisite merger documents in Florida and Maryland.  Following the Merger, Newco will be the surviving corporation and will continue to operate under the name “Princeton Capital Corporation.”

On the effective date of the Merger, each issued and outstanding share of Common Stock shall be converted into one share of Newco’s common stock.  On the effective date of the Merger, each issued and outstanding share of Preferred Stock of the Company shall be converted into approximately 31.85 shares of Newco’s common stock.

On the effective date of the Merger, Newco will be governed by the Maryland Charter, the Maryland Bylaws and the MGCL, which include a number of provisions that are not present in the Company’s articles of incorporation, the Company’s bylaws or the FBCA. Accordingly, as described below, a number of changes in shareholders’ rights will occur in connection with the Reincorporation, some of which may be viewed as limiting the rights of the shareholders.  See “Differences Between the Corporation Laws of Maryland and Florida and the Charter and Bylaws of the Company and Newco.”

Newco Share Certificates

Share certificates representing shares of Newco’s Common Stock before the Merger shall be automatically converted into the same number of shares of Newco’s common stock without any further action required by the shareholder, subject to the impact of the Reverse Stock Split.

Failure by a shareholder to surrender certificates representing Common Stock will not affect such person’s rights as a shareholder of Newco as such stock certificate representing the Newco’s Common Stock following the Reincorporation will only represent the right to receive shares of Newco’s common stock, unless the shareholder elects to exercise its appraisal rights, if applicable.

Capitalization

The authorized capital of the Company, on the Record Date, consisted of 50,000,000 shares of Common Stock, of which 3,633,067 shares of Common Stock were issued and outstanding, and 550,000 shares of preferred stock, of which 100,000 shares of Preferred Stock were issued and outstanding.

Description of Newco Capital Stock

Stock

Immediately following the Merger, Newco will be authorized to issue 250,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock.

Under the Maryland Charter and subject to the rights of holders of any outstanding preferred stock, the board of directors of Newco will be authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the MGCL, the Maryland Charter provides that a majority of the entire board of directors, without any action by stockholders, may amend the Maryland Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that Newco has authority to issue.

Common Stock

All shares of Newco’s common stock will have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Subject to the rights of holders of any outstanding preferred stock, distributions may be paid to the holders of Newco’s common stock if, as and when authorized by the board of directors and declared by Newco out of assets legally available therefor. Holders of Newco’s common stock have no preemptive, conversion or redemption rights and shares of Newco’s common stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of Newco’s liquidation, dissolution or winding up, holders of outstanding shares of Newco’s common stock would be entitled to share ratably in all of Newco’s assets that are legally available for distribution after Newco pays all debts and other liabilities and subject to any preferential rights of holders of Newco’s preferred stock, if any preferred stock is outstanding at such time. Subject to the exclusive rights of holders of any other class or series of Newco’s stock to vote on any matter, each share of Newco’s common stock entitles the holder to cast one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that, subject to the rights of holders of any outstanding preferred stock, holders of a majority of the outstanding shares of Newco’s common stock can elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

The Maryland Charter authorizes Newco’s board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification and issuance would be borne by Newco’s existing common stockholders. Prior to the issuance of shares of each class or series, Newco’s board of directors is required by Maryland law and the Maryland Charter to set the preferences, conversion and other rights, voting powers (including exclusive voting rights, if any), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Thus, Newco’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of Newco’s common stock or otherwise be in their best interest.

It should be noted, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (a) immediately after issuance and before any dividend or other distribution is made with respect to Newco’s common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of Newco’s gross assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide Newco with increased flexibility in structuring future financings and acquisitions. However, there are currently no plans to issue preferred stock.

Limitation on Liability of Directors and Officers- Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Maryland Charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

To the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, Maryland Charter authorizes Newco to indemnify any individual who serves or has served, and Maryland Bylaws obligate Newco to indemnify any individual who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service, as a present or former director or officer or, while a director or officer and at our request, as a director, officer, partner, member, manager or trustee of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, in each case, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Maryland Charter and Maryland Bylaws also permit Newco to indemnify and advance expenses to any person who served a predecessor of Newco in any of the capacities described above and any of its employees or agents or any employees or agents of its predecessor.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Maryland Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

In accordance with the 1940 Act, Newco will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Additionally, Newco will enter into indemnification agreements with its directors and executive officers. The indemnification agreements will provide Newco’s directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act.

Newco’s insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that its present or former directors or officers have performed for another entity at Newco’s request. There is no assurance that such entities will in fact carry such insurance. However, Newco does not expect to request its present or former directors or officers to serve another entity as a director, officer, partner, member, manager or trustee unless it can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Differences Between the Corporation Laws of Maryland and Florida and the Charter and Bylaws of the Company and Newco

The Company is incorporated under the laws of the State of Florida, and Newco is incorporated under the laws of the State of Maryland. Upon consummation of the Merger and the Reincorporation, the shareholders of the Company, whose rights currently are governed by Florida law and the Company’s articles of incorporation and bylaws, will become stockholders of a Maryland company, Newco, and their rights as stockholders will then be governed by Maryland law and the Maryland Charter and the Maryland Bylaws.

Certain differences exist between the corporate laws of Florida and Maryland and between the Company’s articles of incorporation and bylaws and the Maryland Charter and the Maryland Bylaws. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and shareholders should refer to the FBCA, the MGCL, the Company’s articles of incorporation and bylaws and the Maryland Charter and Maryland Bylaws to understand how these laws apply to the Company and Newco.

Provision	Florida	Maryland
Action by Directors without a Meeting

Florida law permits directors of a Florida corporation to take written action without a meeting for an action otherwise required or permitted to be taken at a board meeting if such action is taken by all of the members of the board.  The Company’s bylaws provide that directors may take written action without a meeting only if such action is unanimously approved by the board of directors.

Maryland law permits directors at a Maryland corporation to take any action required or permitted to be taken at a meeting of the board of directors or a committee thereof without a meeting by unanimous written or electronic consent.  The Maryland Bylaws provide that directors may take action without a meeting if such consent is given in writing or by electronic transmission by each of Newco’s directors then serving.

Increase in Authorized Shares of Stock of the Corporation

Florida law requires shareholders approve an amendment to a Florida corporation’s articles of incorporation to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series that it is authorized, and specifically a majority of each class or series of shares.

Under Maryland law, a Maryland corporation may provide in its charter that the board of directors of the corporation, without stockholder approval, may amend the corporation’s charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that it is authorized to issue.  The Maryland Charter contains such a provision.

Number of Directors

Florida law provides that a Florida corporation may have one or more directors, with the number specified in, or fixed in accordance with the articles of incorporation or the bylaws. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided by, the articles of incorporation or the bylaws.  The Company’s bylaws provide that the Company may have no less than one and no more than nine directors, and that the number of directors number of directors may be increased or decreased from time to time by amendment to the Company Bylaws.

Maryland law requires that a Maryland corporation have at least one director.  The number of directors of a Maryland corporation may be changed from time to time in the corporation’s bylaws or, if authorized by the bylaws, by a majority of the entire board of directors, within limits specified in the corporation’s charter or bylaws.

The Maryland Charter provides that the number of directors of Newco will be fixed exclusively by Newco’s board of directors, but may not be fewer than the minimum required by Maryland law. The Maryland Bylaws provide that the board of directors will consist of not less than one and not more than 9 directors. Newco currently has one director.

Classified Board of Directors

Florida law permits a Florida corporation’s bylaws to provide for a staggered (e.g., classified) board of directors with a maximum of three classes of directors.  The Company does not have a classified board of directors.

Maryland law permits the directors of a Maryland corporation, by provision of its charter or bylaws, to be divided into classes.  The term of office of any director of a Maryland corporation may not be longer than five years and, if the corporation’s board of directors is classified, the term of office of at least one class of directors must expire every year.  A Maryland corporation may also classify its directors into up to three classes serving staggered three-year terms by electing to be subject to a provision of Subtitle 8 of the MGCL, as discussed below.

The Maryland Charter provides that, effective upon the closing of Transactions, Newco’s directors will be divided into three classes.  The initial terms of the first, second and third classes will expire at the first, second and third annual meeting of Newco’s stockholders after the completion of the Transaction, respectively.  At each annual meeting of Newco’s stockholders after the completion of the Transactions, directors of each class will be elected for three-year terms and, each year, one class of directors will be elected by Newco’s stockholders.

Voting for Directors

Under Florida law, unless otherwise provided in the articles of incorporation, or in a bylaw that fixes a greater voting requirement for the election of directors and that is adopted by the board of directors or shareholders of a Florida corporation having shares listed on a national securities exchange at the time of adoption, directors are elected by a plurality of the votes cast.  The Company’s bylaws provide that directors are elected by a plurality of the votes cast at which a quorum is present.

Under Maryland law, unless otherwise provided by the corporation’s charter or bylaws, a plurality of all the votes cast in the election of directors is sufficient to elect a director of a Maryland corporation.  The Maryland Charter and Maryland Bylaws currently provide that directors of Newco will be elected by a plurality of the votes cast in the election of directors.  Newco’s board of directors may amend the Maryland Bylaws to alter the vote required to elect directors.

Removal of Directors

Florida law provides that shareholders at a Florida corporation may remove directors with or without cause at a meeting expressly called for that purpose by a vote of the holders unless the corporation’s articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group, only shareholders of that voting group may take part in the vote to remove the director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal. However, in the event directors are elected by cumulative voting, directors may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against such removal.  The Company’s articles of incorporation do not provide for cumulative voting and do address removal of directors. Accordingly, directors of the Company currently may be removed with or without cause if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

Maryland law provides that, unless otherwise provided in the corporation’s charter or pursuant to an election under Subtitle 8, as discussed below, the stockholders of a Maryland corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

The Maryland Charter provides that, from and after the completion of the Transactions, subject to the rights, if any, of the holders of any class or series of preferred stock to remove one or more directors, any director, or the entire board of directors, may be removed from office at any time, but only for “cause,” as such term is defined in the Maryland Charter, and only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Procedures for Filling Vacant Directorships

Under Florida law, subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the shareholders, unless the articles of incorporation provide otherwise.  The Company’s articles of incorporation do not provide otherwise.

Under Maryland law, unless the corporation has made an election under Subtitle 8, as discussed below, the stock holders and the board of directors of a Maryland corporation have the concurrent power to fill any vacancy on the board of directors that resulted from the removal of a director, and the board of directors of a Maryland corporation has the power to fill any other vacancy on the board.

Under Maryland law, unless the corporation has made an election under Subtitle 8, as discussed below, a director elected by the board of directors to fill a vacancy on the board of directors will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, and a director elected by stockholders to fill a vacancy on the board of directors of a Maryland corporation will hold office for the balance of the term of the removed director.

Subtitle 8, as discussed below, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject to a provision of the MGCL that requires that any vacancy on the board of directors may be filled only by the remaining directors in office, and for the remainder of the full term of the class of directors in which the vacancy occurred.

The Maryland Charter provides that, at such time as Newco is eligible to make such an election, which is expected to be upon completion of the Transactions, Newco will be subject to the provision of Subtitle 8 providing that vacancies on Newco’s board of directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, subject to any applicable requirements of the 1940 Act and the rights, if any, of holders of any class or series of preferred stock to fill vacancies.

Shareholder Consent to Action without a Meeting

Florida law provides that, unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such shareholder action must be evidenced by one or more signed and dated written consents describing the action taken. Additionally, Florida law requires the corporation to give notice within ten days of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders who did not consent in writing.  The Company’s bylaws permit shareholder action by written consent if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

Under Maryland law, unless action by a lesser proportion of shareholders is authorized by the corporation’s charter, common shareholders of a Maryland corporation may act by consent in lieu of a meeting of shareholders only if all of the shareholders entitled to vote on the matter consent in writing or by electronic transmission.  The Maryland Charter does not provide for shareholder action by consent in lieu of a meeting by less than unanimous consent.

Quorum

Florida law provides that, unless the articles of incorporation provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.  The articles of incorporation may provide for a greater or lesser quorum requirement, so long as a quorum is not less than one-third of the shares entitled to vote.  The Company’s articles of incorporation do not provide for any greater or lesser quorum requirements.

Under Maryland law, unless the corporation’s charter provides otherwise, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting of stockholders of a Maryland corporation constitutes a quorum at the meeting.  The Maryland Charter provides that the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting of stockholders constitutes a quorum, except with respect to any matter that, under applicable statutes or regulatory requirements or the Maryland Charter, requires approval by a separate vote of the holders of one or more classes of stock, in which case, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast by holders of stock of each such class on such matter constitutes a quorum.

Right to Call Meetings

Florida law permits special meetings of shareholders to be called by the board of directors or by any other person authorized in the articles of incorporation or bylaws to call a special shareholder meeting or by written request by the holders of not less than 10% of all shares entitled to vote on the matter (unless a greater percentage, not to exceed 50%, is specified in the articles of incorporation).  The Company’s articles of incorporation permit special meetings to be called by the board of directors (or the person or persons authorized to do so by the board of directors) or the holders of not less than 10% of all shares entitled to be voted.

Under Maryland law, a special meeting of stockholders of a Maryland corporation may be called by the corporation’s president or board of directors, or by any other person specified in corporation’s charter or bylaws.  Unless the corporation’s charter or bylaws provide for a different proportion (but not more than a majority of the votes entitled to be cast) or the corporation has made an election under Subtitle 8, as discussed below, the secretary of a Maryland corporation must call a special meeting of the shareholders on the written request of shareholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.

The Maryland Bylaws provide that special meetings of Newco’s shareholders may be called by its board of directors, the chairman of its board of directors, its president or its chief executive officer.  The Maryland Bylaws also provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, including payment of Newco’s reasonably estimated cost of preparing and delivering the notice of the meeting (including Newco’s proxy materials), a special meeting of stockholders must be called by Newco’s secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Advance Notice of Shareholder Nominations

Florida law authorizes a Florida corporation to include in its articles of incorporation or bylaws provisions requiring shareholders to provide advance notice of nominations or any other business proposals.

Maryland law authorizes a Maryland corporation to include in its charter or bylaws provisions requiring stockholders to provide advance notice of nominations or any other business proposals.

The Maryland Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to Newco’s board of directors and the proposal of other business to be considered by stockholders may be made only:

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pursuant to Newco’s notice of the meeting;

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by or at the direction of Newco’s board of directors; or

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by a stockholder who was a stockholder of record both at the time of giving the notice required by the Maryland Bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of each such nominee and who has provided notice to Newco within the time period and containing the information specified by the Maryland Bylaws.

With respect to special meetings of stockholders, only the business specified in Newco’s notice of meeting may be brought before the meeting.  Nominations of individuals for election to Newco’s board of directors may be made only:

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by or at the direction of Newco’s board of directors; or

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provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving the notice required by the Maryland Bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to Newco within the time period and containing the information specified by the Maryland Bylaws.

Charter Amendments

Unless otherwise provided by the articles of incorporation or the board of directors, an amendment to the articles of incorporation requiring shareholder approval must be (a) recommended by the board (absent a conflict of interest or other special circumstances where the board determines that it cannot make any such recommendation) and (b) approved by the shareholders at a meeting where a quorum is present by a greater number of votes cast in favor of the amendment than against the amendment.  However, if the proposed amendment to the articles of incorporation involves a change for which there may be dissenters’ rights, approval of the amendment would require the affirmative vote of a majority of all outstanding shares entitled to vote, with each shareholder being entitled to one vote for each share so held, unless the articles of incorporation or the board require a greater vote.  The Company’s articles of incorporation do not include requirements to approve amendments.

Under Maryland law, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.  A Maryland corporation may provide in its charter for approval of charter amendments by a lesser proportion, but not less than a majority of all of the votes entitled to be cast on the matter.  The Maryland Charter generally provides for approval of charter amendments by stockholders entitled to cast a majority of the votes entitled to be cast on the matter.  However, subject to certain exceptions described below, the Maryland Charter provides that the following amendments require the affirmative vote of stockholders entitled to cast at least 80% of the votes entitled to be cast on the matter:

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charter amendments relating to the classification of Newco’s board of directors, the power of Newco’s board of directors to fix the number of Newco’s directors and to fill vacancies on its board of directors, the vote required to elect or remove a director and the exclusive power of Newco’s board of directors to amend the Maryland Bylaws;

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charter amendments that would convert Newco from a closed-end company to an open-end company or make Newco’s common stock a redeemable security (within the meaning of the 1940 Act); and

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charter amendments to change the vote required to approve Newco’s dissolution, amendments to the Maryland Charter and extraordinary transactions.

If such an amendment is approved by at least two-thirds of Newco’s continuing directors (in addition to approval by Newco’s board of directors), the amendment may instead be approved by stockholders entitled to cast a majority of the votes entitled to be cast on such amendment.

The “continuing directors” are defined in the Maryland Charter as Newco’s current directors and those directors whose nomination for election by Newco’s stockholders or whose election by Newco’s board of directors to fill vacancies is approved by a majority of the continuing directors then serving on Newco’s board of director

Bylaw Amendments

 Under Florida law, a corporation's board of directors may amend or repeal the corporation's bylaws unless:  (a) The articles of incorporation or the corporation act reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders; or (b) the shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision.

A corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

As permitted by Maryland law, the Maryland Charter and the Maryland Bylaws provide that Newco’s board of directors will have the exclusive power to adopt, alter or repeal any provision of the Maryland Bylaws and to make new bylaws.

Inspection of Books and Records

Under Florida law, a shareholder is entitled to inspect and copy during regular business hours only, if the shareholder gives at least five business days’ prior written notice to the corporation, the articles of incorporation, bylaws, certain board and shareholder resolutions, certain written communications to  shareholders (including financial statements), a list of the names and business addresses of the corporation’s directors and officers, and the corporation’s most recent annual report delivered to the Florida Department of State. In addition, a shareholder of a Florida corporation is entitled to inspect and copy (1) certain additional minutes or written consents (or excerpts) of the board or its committees, (2) accounting records, (3) record of shareholders, and (4) other books and records of the corporation during regular business hours, only if the shareholder gives as least five business days’ prior written notice to the corporation, and (a) the shareholder’s demand is made in good faith and for a proper purpose, (b) the demand describes with particularity its purpose and the records to be inspected or copied and (c) the requested records are directly connected with such purpose. Florida law also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

Under Maryland law, a stockholder of record of a Maryland corporation or its agent, on written request, may inspect and copy the following corporate documents during normal business hours:

the corporation’s bylaws;

the minutes of proceedings of the corporation’s stockholders;

the corporation’s annual statements of affairs; and

any voting trust agreements deposited at the corporation’s principal office.

Within seven (7) days after a request for any of the items listed above is presented to an officer or the resident agent of a Maryland corporation, the corporation must have the requested documents available on file at its principal office.

Any stockholder of record may also present to any officer or resident agent of a Maryland corporation a written request for a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request.  Within twenty (20) days after a request is made to review such a statement, the corporation must prepare and have available on file at its principal office a sworn statement of its president or treasurer or one of its vice presidents or assistant treasurers stating:

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the number of shares or amounts of each class of stock or other securities issued during the specified period;

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the consideration received per share or unit; and

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the value of any consideration other than money as set in a resolution of the corporation’s board of directors.

Maryland law provides additional inspection rights to one or more persons who together are, and for at least six months have been, stockholders of record or holders of voting trust certificates of at least 5% of the outstanding stock of any class of a Maryland corporation.  Such holders may:

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in person or by agent, on written request, inspect and copy during usual business hours the corporation’s books of account and its stock ledger;

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present to any officer or resident agent of the corporation a written request for a statement of the corporation’s affairs; and

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in the case of a corporation that does not maintain its original or a duplicate stock ledger at its principal office, present to any officer or resident agent a written request for a list of stockholders.

Within twenty (20) days after a request for any of the items listed above, the corporation must prepare and have on file at its principal office:

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in the case of a request for a statement of affairs, a statement verified under oath by either the corporation’s president or treasurer or one of its vice presidents or assistant treasurers that sets forth in reasonable detail the corporation’s assets and liabilities as of a reasonably current date; and

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in the case of a request for a list of stockholders of the corporation, a list verified under oath by one of the corporation’s officers or its stock transfer agent or registrar that sets forth the name and address of each shareholder and the number of shares of each class which the stockholder holds.

The Maryland Charter provides that a stockholder that is otherwise eligible under applicable law to inspect Newco’s books of account, stock ledger, or other specified documents has no right to make such inspection if Newco’s board of directors determines that such stockholder has an improper purpose for requesting such inspection.

Distributions and Dividends

Unless otherwise provided in the articles of incorporation, the board of directors of a Florida corporation may authorize the corporation to pay dividends or make distributions, including repurchases of stock, to its shareholders unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time the distribution was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend or distribution.  The Company’s bylaws provide that no distribution may be made if, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Under Maryland law, the board of directors of a Maryland corporation may authorize the corporation to make distributions to its stockholders, including repurchases of stock.  However, no distribution may be made if, after giving effect to the distribution, either the corporation would not be able to pay its debts as they become due in the ordinary course of business or the corporation’s total assets would be less than the sum of the corporation’s total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.  In addition, a Maryland corporation may make a distribution, even if the corporation's total assets would be less than the sum of its total liabilities plus, if applicable, the amount that would be needed to satisfy the preferential rights upon dissolution of holders of outstanding senior securities, if the distribution is made from any of (i) the corporation’s net earnings for the fiscal year in which the distribution is made, (ii) the corporation’s net earnings for the preceding fiscal year or (iii) the sum of the corporation’s net earnings for the preceding eight fiscal quarters.

Antitakeover Statutes

Florida law contains provisions that are intended to benefit companies that are the object of takeover attempts and their shareholders.

Florida has a "control−share" acquisition statute. It is an effective anti−takeover provision because it limits the voting rights of shares owned above a threshold. It can be waived by a vote of the shareholders, without the control−shares voting.

The provisions apply to Florida corporations that have (a) 100 or more shareholders, (b) its principal place of business, its principal office or substantial assets in Florida, and (c) either (i) more than 10% of its shareholders reside in Florida, (ii) more than 10% of its shares are owned by residents of Florida (calculated in accordance with the statute), or (iii) 1,000 of its shareholders reside in Florida. Florida’s control share acquisition statute provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding the interested shares. The thresholds specified are the acquisition of a number of shares representing: (a) 20% or more, but less than 33% of the voting power of the corporation, (b) 33% or more but less than a majority of the voting power of the corporation, or (c) a majority or more of the voting power of the corporation.  The control-share statute does not apply if, among other things, the acquisition is (a) approved by the corporation’s board of directors before the acquisition, (b) pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute, (c) pursuant to the laws of intestate succession or pursuant to gift or testamentary transfer, or (d) pursuant to a statutory merger or share exchange to which the corporation is a party. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation’s articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters’ rights.

Florida also has an affiliated transactions statute which generally requires that certain business combinations and other specified transactions with a person who is the beneficial owner of more than 10% of the outstanding voting shares of a Florida corporation must be approved by either a majority of "disinterested directors" (as defined in the statute) or the affirmative vote of at least two−thirds of the outstanding voting shares other than the shares beneficially owned by the interested shareholder or, absent either such approval, a statutory "fair price" must be paid to the shareholders in such a transaction.  For purposes of determining whether a person is the beneficial owner of more than 10% of the outstanding voting shares for purposes of Florida's affiliated transactions statute, beneficial ownership includes voting power or investment power or the right to acquire voting power or investment power. In addition to business combinations, such as mergers or consolidations, Florida's affiliated transactions statute covers, among other things, transactions involving the issuance or transfer to the interested shareholder of shares of the corporation or any subsidiary of the corporation having a fair market value of 5% or more of all the outstanding shares of the corporation and receipt by the interested shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance.  The restrictions under Florida's affiliated transactions statute do not apply under certain  circumstances, including, but not limited to, the following: (i) if the corporation's original articles of incorporation contain a provision expressly electing not to be governed by the affiliated transactions statute; or (ii) if the corporation adopts an amendment to its articles of incorporation or bylaws, approved by a majority of the outstanding voting shares excluding shares of interested shareholders, expressly electing not to be governed by the affiliated transactions statute, provided that such amendment will not be effective until 18 months after such vote of the corporation's shareholders and will not apply to an affiliated transaction with a person who became an interested shareholder on or prior to the effective date of such amendment.

Neither the Company Articles elected to be governed by the business combinations statute and elected not to be governed by the affiliated transactions statute.

Maryland law contains provisions that are intended to benefit companies that are the object of takeover attempts and their shareholders.

Subtitle 7 of Title 3 of the MGCL (the “Control Share Acquisition Act”) includes “control share” provisions providing that that, subject to certain exceptions, holders of “control shares” of a Maryland corporation have no voting rights except to the extent approved by such corporation’s stockholders by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding all interested shares. “Control shares” are defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would cause the acquirer to be entitled to exercise voting power in the election of directors within one of three increasing ranges of voting power and that are acquired in a “control share acquisition.” Control shares do not include shares that the acquiring person is entitled to vote as a result of having previously obtained stockholder approval or shares acquired from the corporation. A “control share acquisition is defined as the direct or indirect acquisition of issued and outstanding “control shares,” subject to certain exceptions. The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the corporation’s charter or bylaws.

The Maryland Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of Newco’s stock.  There can be no assurance that such provision will not be amended or eliminated at any time in the future.  However, Newco will amend the Maryland Bylaws to be subject to the Control Share Acquisition Act only if Newco’s board of directors determines that it would be in Newco’s best interests and if the SEC staff does not object to Newco’s determination that Newco’s being subject to the Control Share Acquisition Act does not conflict with the 1940 Act. The SEC staff has issued informal guidance setting forth its position that certain provisions of the Maryland Control Share Acquisition Act would, if implemented, violate Section 18(i) of the 1940 Act.

Subtitle 6 of Title 3 of the MGCL (the “Business Combination Act”) includes certain “business combination” provisions that, subject to certain exceptions, prohibit certain business combinations between a Maryland corporation and an “interested stockholder.”   “Interested stockholder” is defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of a Maryland corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation or an affiliate of such an interested shareholder.  Such business combinations are prohibited by the Business Combination Act for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter the Business Combination Act imposes two super-majority stockholder approval requirements or minimum price restrictions on such combinations.  The Business Combination Act provides various exemptions from its requirements, including for business combinations that are exempted by the corporation’s board of directors before the time that the interested shareholder becomes an interested stockholder.

Newco’s board of directors has adopted a resolution providing that any business combination between Newco and any other person is exempted from the provisions of the Business Combination Act, if the business combination is first approved by Newco’s board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time. If this resolution is repealed, or Newco’s board of directors does not otherwise approve a business combination, the Business Combination Act may discourage others from trying to acquire control of Newco and increase the difficulty of consummating any offer.

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors, and notwithstanding any contrary provision in the corporation’s charter or bylaws, to be subject to any or all of five provisions, which provide for:

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a classified board;

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a requirement that directors may be removed only by two-thirds of the votes entitled to be cast generally in the election of directors;

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a requirement that the number of directors may be fixed only by vote of the board of directors;

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a requirement that vacancies on the board of directors may be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

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a requirement that a special meeting of stockholders must be called at the request of stockholders only if requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

Newco has elected in the Maryland Charter to be subject to the provision of Subtitle 8 that provides that vacancies on Newco’s board of directors may be filled only by the remaining directors as soon as Newco becomes eligible to make such an election, which is expected to be upon the completion of the Transactions. Through other provisions of the Maryland Charter and Maryland Bylaws, Newco’s (a) board of directors is classified, (b) directors may be removed only for cause, by the affirmative vote of stockholders entitled to cast at least two thirds of the votes entitled to be cast generally in the election of directors, (c) board of directors has the exclusive power to fix the number of Newco’s directors and (d) stockholders may call a special meeting only upon request of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting.

Right of Shareholders to Vote on Certain Extraordinary Actions

In general, Florida law provides that mergers or share exchanges in which the corporation is not the surviving entity or a sale of substantially all of the assets of the corporation other than in the usual and regular course of business, must be approved by each class entitled to vote thereon by a majority vote of all of the votes entitled to be cast on that plan by that class. Florida law also provides that the articles of incorporation or the board of directors recommending the transaction may require a greater affirmative vote.  The Company’s articles of incorporation do not require a greater affirmative vote.

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, consolidate, convert into another form of entity, sell all or substantially all of its assets or engage in a statutory share exchange unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser proportion, but not less than a majority of all of the votes entitled to be cast on the matter.

The Maryland Charter generally provides for approval of extraordinary transactions by the stockholders entitled to cast a majority of the votes entitled to be cast on the matter. However, unless approved by at least two-thirds of Newco’s continuing directors (in addition to approval by Newco’s board of directors and stockholders, if otherwise required by the MGCL, the Maryland Charter or the Maryland Bylaws), the following matters require the affirmative vote of stockholders entitled to cast at least 80% of the votes entitled to be cast on the matter:

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Newco’s liquidation or dissolution;

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any merger, consolidation, conversion, statutory share exchange or sale or exchange of all or substantially all of Newco’s assets that the MGCL otherwise requires be approved by Newco’s stockholders; or

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any transaction between Newco, on the one hand, and any person or group of persons acting together who are entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of Newco’s directors generally, or any affiliate of such a person, group or member of such a group, on the other hand.

Appraisal Rights

Under Florida law, dissenting shareholders who follow prescribed statutory provisions, are, in certain circumstances, entitled to appraisal rights in the event of (a) the consummation of certain plans of merger or conversion if shareholders are entitled to vote thereon; (b) the consummation of disposition  of all of substantially all the assets of a corporation other than in the usual and regular course of business if shareholders are entitled to vote thereon; (d) an amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; (e) consummation of a plan of share exchange to which the corporation is a party as the corporation, the shares of which will be acquired, if the shareholder is entitled to vote on the plan; and (f) any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval.  In addition, dissenters rights also are available with regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder in the manner set forth in the statute.  Unless the articles of incorporation provide otherwise, no appraisal rights are available for the shares of any class or series of stock, which, at the record date for the meeting held to approve such transaction, were either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (“NASD”) or (b) held of record by more than 2,000 shareholders.  The Company Articles do not provide otherwise.

Under Maryland law, subject to certain exceptions, dissenting stockholders of a Maryland corporation who follow prescribed statutory provisions are, under certain circumstances, entitled to the judicially-determined fair value of their stock in connection with: (a) a merger, consolidation or conversion of the corporation; (b) the acquisition of the stockholder’s stock in a statutory share exchange; (c) the disposition of all or substantially all of the corporation’s assets outside the ordinary course of its business; (d) a charter amendment that alters the contract rights of any outstanding stock and substantially adversely affects the stockholder’s rights; and (e) a transaction under the Business Combination Act.  A Maryland corporation may provide in its charter that holders of the corporation’s stock are not entitled to appraisal rights.

The Maryland Charter provides that no holder of Newco’s stock is entitled to exercise appraisal rights unless Newco’s board of directors, upon the affirmative vote of a majority of the entire board of directors, determines that such rights will apply.

Indemnification of Directors and Officers

Florida law generally permits a Florida corporation to indemnify its officers, directors, employees and agents against liability, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  Florida law applies a similar standard in derivative actions, except that indemnification may be made only for (a) expenses and certain amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement; and (b) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto.  The Company’s articles of incorporation provide for indemnification of directors to the fullest extent of the law.  The Company’s bylaws grant the Company the non-exclusive power to indemnify directors, officers, employees and agents, if, among other things, such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Maryland Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.  The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them by reason of their service in those or other capacities, unless it is established that:

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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received.  A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

To the maximum extent permitted by Maryland law, the Maryland Charter authorizes Newco to indemnify any person who serves or has served, and the Maryland Bylaws obligate Newco to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

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as a director or officer of Newco; or

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while a director or officer of Newco and at its request, as a director, officer, partner, manager, member or trustee of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities. The Maryland Charter and the Maryland Bylaws authorize Newco to indemnify any individual who served any of Newco’s predecessors in any of the capacities described above and any employee or agent of Newco or any of its predecessors.

Advancement of Expenses

Florida law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.  The Company’s bylaws provide for advancement of expenses under certain circumstances in accordance with Florida law.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Maryland Charter authorizes Newco, and the Maryland Bylaws obligate Newco, to the maximum extent permitted by Maryland law and without a preliminary determination as to such individual’s ultimate entitlement to indemnification, to pay or advance reasonable expenses to any individual entitled to indemnification as described above.  The Maryland Charter and the Maryland Bylaws authorize Newco to advance expenses to any individual who served any of Newco’s predecessors in any of the capacities described above and any employee or agent of Newco or any of its predecessors.

Limited Liability of Directors

Under Florida law, a director is not personally liable for monetary damages to the corporation, shareholders or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director and (b) such breach or failure constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, (iii) a circumstance resulting in an unlawful distribution, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation or willful misconduct, or (v) in a proceeding by or in the right of one other than the corporation or a shareholder, recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.  Neither the Company’s articles of incorporation nor the Company’s bylaws address the liability of directors.

The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action.  The Maryland Charter contains a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Statutory Right of Appraisal Under Florida Law

Pursuant to Section 607.1302 of the FBCA, a shareholder who does not approve the Merger may exercise appraisal rights and, if the Merger is consummated, obtain the payment of the “fair value” of the shareholder’s shares of the Company’s common stock (as valued immediately prior to the completion of the Merger in accordance with Florida law). The following is a summary of the statutory procedures that a shareholder of a Florida corporation must follow in order to exercise its appraisal rights under Florida law. This does not purport to be a complete statement of the procedure to be followed by shareholders desiring to assert appraisal rights and is qualified in its entirety by reference to

Sections 607.1301-607.1333 of the FBCA (referred to as the Appraisal Provisions), the text of which is set forth in full in Annex E.  Since the preservation and exercise of appraisal rights require strict adherence to the Appraisal Provisions, shareholders who might desire to exercise such rights should review such laws carefully, timely consult their own legal advisor, and strictly follow the provisions of Florida law.  A shareholder’s failure to follow any of the applicable procedures may result in termination or waiver of their appraisal rights.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

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You and must deliver to the Company written notice of the your intent to demand payment of fair value if the Merger is consummated within 20 days after mailing this Information Statement ("Demand Notice"); and

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You must not have delivered a written consent in favor of the approval and adoption of the Merger.

Such Demand Notice should be delivered either in person, via courier or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to: Christopher Dieterich, on behalf of Regal One Corporation, 11835 West Olympic Boulevard, Suite 1235E, Los Angeles, California 90064.  The Demand Notice must be provided in addition to not providing a written consent for the approval of the Merger.  Failure to provide a written consent will not satisfy the requirement that a Demand Notice be delivered to the Company before the vote is taken.  All Demand Notices must be signed in the same manner as the shares are registered on the books of the Company. If a shareholder has not delivered a Demand Notice within the time period specified above, the shareholder will be deemed to have waived his, her or its appraisal rights.

A shareholder must demand appraisal rights with respect to all of the shares registered in the shareholder's name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder's name but that are owned by one or more beneficial shareholders only if the record shareholder objects with respect to all shares owned by the beneficial shareholder and notifies the Company in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to shares held on behalf of the shareholder only if the shareholder (i) submits to the Company the record shareholder's written consent to the assertion of such rights no later than the date specified in the Appraisal Notice for the return of the Appraisal Form as described below, and (ii) does so with respect to all shares that are beneficially owned by the beneficial shareholder.

If Merger becomes effective, we will deliver a written appraisal notice ("Appraisal Notice") to all shareholders who did not provide a written consent in favor of the approval of the Merger and who timely delivered to us a Demand Notice (a “dissenting shareholder”), no earlier than the date the Merger becomes effective and no later than 10 days after such date. The Appraisal Notice will be accompanied by a form (the "Appraisal Form") that specifies the date on which the Merger became effective and provides for the dissenting shareholders to state the following information:

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the shareholder's name and address;

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the number, classes and series of shares as to which the shareholder asserts appraisal rights;

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that the shareholder did not vote for the transaction;

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whether the shareholder accepts our offered estimate of fair value; and

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if our offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated fair value plus interest.

The Appraisal Notice will provide information as to where the Appraisal Form must be sent, where certificates for certificated shares must be deposited and the date by which the Appraisal Form and those certificates must be deposited (which may not be fewer than 40 nor more than 60 days after the date the Appraisal Notice and Appraisal Form are sent). Please note that a dissenting shareholder will waive the right to demand appraisal with respect to his, her or its shares unless the Appraisal Form is received by us by the date specified in the Appraisal Notice.

The Appraisal Notice will also include (1) our estimate of the fair value of the shares and an offer to pay such fair value to each dissenting shareholder who is entitled to appraisal rights under the FBCA and (2) the date by which written notice of a dissenting shareholder who wishes to withdraw from the appraisal process must be received by us (which date must be within 20 days after the date the Appraisal Form and stock certificates must be returned to us). The Appraisal Notice will be accompanied by our financial statements consisting of a balance sheet, an income statement and cash flow statement for the most recent fiscal year ended and the latest available interim financial statements, if any. A dissenting shareholder may request in writing that we provide to the shareholder, within 10 days after the date the Appraisal Form and the stock certificates must be returned to us, the number of dissenting shareholders who return the Appraisal Forms by the specified date and the total number of shares owned by them. The Appraisal Notice also will be accompanied by a copy of Sections 607.1301 through 607.1333 of the FBCA.

If a dissenting shareholder accepts our offer to purchase his, her or its shares at our estimated fair value, we will make such payment to the shareholder within 90 days after we receive the duly executed Appraisal Form. Once the payment is made, such dissenting shareholder will cease to have any interest in the shares held by such dissenting shareholder prior to the appraisal process.

If a dissenting shareholder is dissatisfied with our offer to pay our estimated fair value for his, her or its shares, the dissenting shareholder must notify us on the Appraisal Form of the dissenting shareholder's own estimate of the fair value of his, her or its shares and demand payment of that estimate plus interest. If a dissenting shareholder fails to so notify us in writing and on a timely basis, the dissenting shareholder will waive the right to demand payment of his, her or its own estimate of fair value plus interest and will only be entitled to the payment offered by us.

If a dissenting shareholder does not execute and return the Appraisal Form to us (and, in the case of certificated shares, deposit his, her or its stock certificates) as described above, the dissenting shareholder will not be entitled to payment under the FBCA. Once a dissenting shareholder returns the executed Appraisal Form with his, her or its stock certificates, that dissenting shareholder loses all rights as a holder of common stock of the Company unless he, she or it withdraws from the appraisal process by notifying us in writing as provided in the Appraisal Notice. A shareholder who has duly executed and returned the Appraisal Form to us with his, her or its stock certificates may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying us in writing by the date set forth in the Appraisal Notice. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without our written consent.

If we and a dissenting shareholder are unable to agree on the fair value of the shares, under Section 607.1330 of the FBCA, we will be required to commence a proceeding within 60 days after receiving the dissenting shareholder's payment demand and petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within such 60−day period, any dissenting shareholder who is dissatisfied with our offer and has demanded payment may commence a proceeding in the name of the surviving corporation. All dissenting shareholders whose demands remain unsettled are required to be made parties to the proceeding. In such a proceeding, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. There is no right to a jury trial. The surviving corporation would be required to pay each dissenting shareholder whose demand remains unsettled the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholders cease to have any interest in their shares.

The court in an appraisal proceeding will determine the costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the court, and such costs and expenses will generally be assessed against the surviving corporation. However, all or any part of such costs and expenses may be assessed against all or some of the dissenting shareholders, in such amount as the court finds equitable, if the court finds that the dissenting shareholders acted arbitrarily, vexatiously or not in good faith with respect to the shareholders' appraisal rights. If the court finds that counsel for one shareholder substantially benefited other shareholders, and attorneys' fees should not be assessed against the surviving corporation, the court may award counsel fees to be paid out of the amounts awarded to the shareholders who benefited.

Certain Federal Income Tax Consequences of the Reincorporation and Merger

The following is a discussion of certain federal income tax considerations that may be relevant to holders of common stock who receive Newco Common Stock as a result of the proposed change of domicile. No state, local, or foreign tax consequences are addressed herein.

This discussion does not address the state, local, federal or foreign income tax consequences of the change of domicile that may be relevant to particular shareholders, such as dealers in securities, or Company shareholder who exercise dissenters’ rights. In view of the varying nature of such tax considerations, each shareholder is urged to consult his own tax adviser as to the specific tax consequences of the proposed Reincorporation, including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the change of domicile qualifies as a reorganization within the meaning of Section 368(a) of the Code  the following federal income tax consequences generally should result:

•

No gain or loss should be recognized by the shareholders of the Company upon conversion of their common stock into Newco Common Stock pursuant to the change of domicile;

•

The aggregate tax basis of the Newco Common Stock received by each shareholder of the Company in the change of domicile should be equal to the aggregate tax basis of common stock converted in exchange therefor;

•

The holding period of Newco Common Stock received by each shareholder of the Company in the change of domicile should include the period during which the shareholder held his or her common stock converted therefor, provided such common stock is held by the shareholder as a capital asset on the effective date of the change of domicile; and

•

The Company should not recognize gain or loss for federal income tax purposes as a result of the change of domicile.

The Company has not requested a ruling from the IRS or an opinion of counsel with respect to the federal income tax consequences of the change of domicile under the Code. The Company believes the change of domicile will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of the Company.

THE TRANSACTION

The following is a summary of the Purchase Agreement and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is incorporated by reference and attached as Annex G to this Information Statement.  The rights and obligations of the parties are governed by the express terms and conditions of the Purchase Agreement and not by this summary or any other information contained in this Information Statement.  References to “we”, “us”, “our”, in this section refer to Newco following the Reincorporation.

Overview

On July 14, 2014, the Company entered into the Purchase Agreement pursuant to which the Company agreed, subject to shareholder approval, to issue up to 119,433,962 shares of Common Stock to the Partnerships in consideration for certain equity and debt investments owned by the Partnerships. The Board approved the Purchase Agreement and transactions contemplated thereby on July 10, 2014 and a majority of the Company’s shareholders provided their written consent with respect thereto on July 10, 2014. The Company’s obligation to issue the shares of Common Stock and the Partnerships’ obligation to sell their equity and debt investments are subject to certain closing conditions, as described below under “—Purchase Agreement.”

As a result of the Transaction, the Partnerships will be the largest shareholder of the Company, and will own an aggregate of approximately 95% of the outstanding shares of Common Stock. See “—Consequences of the Transaction – Changes in Ownership” below.

Purchase Agreement

Pursuant to the Purchase Agreement, the Company has agreed, subject to shareholder approval, to issue up to 119,433,962 shares of Common Stock and the Partnerships have agreed to sell certain equity and debt investments in a private placement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act.

We expect to file the Certificate of Amendment to effect the reverse Stock Split and to reincorporate from Florida to Maryland immediately prior to the consummation of the Transactions.

Representations and Warranties; Covenants

The Purchase Agreement contains customary representations and warranties about the Company with respect to its organization, authorization of the Purchase Agreement, Reverse Stock Split and Reincorporation, capitalization, issuance and listing of the Common Stock to be issued pursuant to the Purchase Agreement, permits, licenses, and other governmental approvals, disclosure, absence of litigation, intellectual property, compliance with laws and regulations, insurance, taxes, title to real and personal property, and other matters, and customary representations and warranties by the Partnerships with respect to the equity and debt investments to be sold to the Company, to their investment purpose, access to information, acknowledgment of risk, “accredited investor” status, the authorization of the Purchase Agreement and other matters. The Purchase Agreement also contains certain covenants including an obligation of the Company to consummate the Reverse Stock Split and the Reincorporation.

Conditions

The closing of the Transactions is subject to certain conditions, including the effectiveness of the shareholder approval of the Reverse Stock Split, the Reincorporation and the Transactions, delivery of certain certificates and opinions and other customary conditions.

Termination

The Purchase Agreement may be terminated by the mutual written consent of the Company and each Partnership, by either the Company or the Partnerships if the Closing has not occurred by October 6, 2014 (other than by any party whose failure to comply with its obligations under the Purchase Agreement caused or resulted in the failure of such Closing to occur by such time). The Purchase Agreement may also be terminated by the Partnerships or the Company, in either case in the event of a default or material breach by the other party of its or their representations and warranties, covenants or agreements set forth in the Purchase Agreement; provided, however, that such termination rights are subject to the requirement that the party desiring to terminate the Purchase Agreement is not in default or material breach of any representation, warranty, covenant or agreement.

Consequences of the Transaction

Changes in Ownership

As of the date of this Information Statement, our largest shareholder, AB Investments LLC beneficially owns approximately 28.2% of the outstanding shares of Common Stock. Upon consummation of the Transaction at the Closing, the issuance of the shares of Newco’s common stock to the Partnerships will create a greater number of shares of Newco’s common stock outstanding, resulting in a reduction of AB Investments LLC’s pre-acquisition beneficial share ownership to 24.5% of the outstanding shares of Newco’s common stock. Upon consummation of the Transaction, the Partnerships will own at least 95% of the outstanding shares of Newco’s common stock. As a result, AB Investments LLC will cease to be the largest shareholder of the Company and the Partnerships will beneficially own 1.2% of the outstanding shares of Newco’s common stock, which would constitute a change of control of the Company.

As a result, the Partnerships may exercise control over the Company as the Partnerships will possess the power to direct our management and affairs by casting their votes to elect members of Newco’s board of directors.

In addition, pursuant to the terms of the Purchase Agreement, the Company will have a reconstituted board of directors following the closing of the Transactions.  Following the closing of the Transactions, it is anticipated that designees of the Partnerships will constitute the majority of the members of Newco’s board of directors.  Currently, the Board consists of Bernard L. Brodkorb, Malcolm Currie, Christopher Dieterich and Charles J. Newman.  It is anticipated that each of these individuals will resign as directors in connection with the closing of the Transactions. Immediately following the closing of the Transactions, the Reincorporation and entry into the Advisory Agreement the business and affairs of Newco will be managed as described below.  Information regarding the individuals who will be members of Newco’s board of directors is described below.

Newco’s Board of Directors and Its Leadership Structure

Newco’s business and affairs will be managed under the direction of its board of directors. The board of directors will consist of five directors, three of whom are not “interested persons” of Princeton Advisors, or its affiliates as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as the “independent directors.” The board of directors will elect Newco’s officers, who will serve at the discretion of Newco’s board of directors. The responsibilities of the board of directors include quarterly valuation of Newco’s assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

 Oversight of Newco’s investment activities extends to oversight of the risk management processes employed by Princeton Advisors as part of its day-to-day management of Newco’s investment activities. The board of directors anticipates reviewing risk management processes at both regular and special board of directors meetings throughout the year, consulting with appropriate representatives of Princeton Advisors as necessary and periodically requesting the production of risk management reports or presentations. The goal of the board of directors’ risk oversight function is to ensure that the risks associated with Newco’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the board of directors’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

Newco’s board of directors will establish an audit committee and a nominating and corporate governance committee, and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. Alfred Jackson will serve as Chairman of Newco’s board of directors and a member of Princeton Advisors’ investment committee. Munish Sood will also be a member of Princeton Advisors’ investment committee and a member of Newco’s board of directors. We believe Mr. Jackson’s history with the Partnerships, familiarity with their investment platform, and extensive knowledge of and experience in the financial services industry qualify him to serve as Chairman of Newco’s board of directors.

Newco’s board of directors will not have a lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the board of directors, but believe these potential conflicts will be offset by strong corporate governance practices adopted by Newco. Newco’s corporate governance practices will include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which will be comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors will meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

It is believed that this leadership structure is appropriate in light of Newco’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that affords effective oversight. Specifically, it is believed that the relationship of Messrs. Jackson and Sood with Princeton Advisors will provide an effective bridge between the board of directors and management, and encourages an open dialogue between management and Newco’s board of directors, ensuring that these groups act with a common purpose. It is also believed that its small size will create a highly efficient governance structure that provides ample opportunity for direct communication and interaction between Newco’s management, Princeton Advisors and Newco’s board of directors.

Board of Directors

Newco’s board of directors will be divided into three classes of directors serving staggered three-year terms. The terms of the first, second and third classes will expire at the annual meeting of shareholders to be held in 2015, 2016 and 2017, respectively, and, in each case, when their respective successors are duly elected and qualify. Upon expiration of their terms, successor directors of each class will be elected to hold office for terms expiring at the annual meeting of stockholders held in the third year following the year of their election and when their respective successors are duly elected and qualify, and each year one class of directors will be elected by our stockholders.

Information regarding Newco’s board of directors is as follows:

Name	Age	Position	Term Expires
Interested Directors
Munish Sood	41	Chief Executive Officer, President and Director	2016
Alfred Jackson	58	Chairman and Director	2015
Independent Directors
Thomas Jones Jr.	59	Director	2017
James Tammaro	59	Director	2015
Martin Tuchman	73	Director	2016

The address for each of our directors is c/o Princeton Corporation, One Riverway, Suite 2020, Houston, Texas 77056.

Executive Officers Who Are Not Directors

Information regarding our executive officers who are not directors is as follows:

Name	Age	Position
Gregory J. Cannella	39	Chief Financial Officer, Treasurer and Secretary
Joy Sheehan	47	Chief Compliance Officer

The address for each of our executive officers is c/o Princeton Corporation, One Riverway, Suite 2020, Houston, Texas 77056.

Biographical Information

The board of directors of directors will consider whether each of the directors is qualified to serve as a director, based on a review of the experience, qualifications, attributes and skills of each director, including those described below. The board of directors will also consider whether each director has significant experience in the investment or financial services industries and has held management, board of directors or oversight positions in other companies and organizations. For the purposes of this presentation, our directors have been divided into two groups, independent directors and interested directors. Interested directors are “interested persons” as defined in the 1940 Act.

Independent Directors

Thomas Jones Jr., 59, is a founder of and partner in McConnell Jones Lanier & Murphy LLP ("MJLM"), an accounting and consulting firm based in Houston, Texas, where he supervises a staff of approximately 200 professional and administrative support staff. Mr. Jones has over 35 years of experience in accounting, tax, treasury management, banking, and investment management services. He is also the sole manager of each of TKNET, LLC and Huntjon LLC, two real estate development companies. Mr. Jones serves on the board of directors of Spirit of Texas Bank, where he is a member of the senior loan committee and the compensation committee and serves as chairman of the bank's audit committee. He was a founding board member of Royal Oaks Bank where he also serves on the senior loan committee and chairman of its audit committee. Prior to founding MJLM, Mr. Jones served as manager of the treasury management division of Chase Bank of Texas where he developed and marketed treasury and risk strategies and products to Fortune 500 and mid-sized companies. Mr. Jones holds both a Series 24 and Series 7 securities license through Homer Townsend and Kent, Inc., a registered investment advisory firm and broker/dealer and wholly-owned subsidiary of Penn Mutual Insurance Company. He is a past president of Dominion Community Development Corporation and a current board member of Florida A&M University Foundation, Inc. and the Greater Houston Convention and Visitors Bureau. Mr. Jones received his B.S. in Accounting from Florida A&M University.

James Tammaro, 59, is President of TGP Securities, Inc. (“TGPS”). Mr. Tammaro oversees all of TGPS’ business while focusing his efforts on investment banking and advisory work. Prior to being a co-founder of TGPS and Tandem Global Partners, Mr. Tammaro was Managing Director/Global Head of Relationship Management, Financial Institutions Group and Hedge Funds at HSBC Securities, (USA) Inc. Previously, he was a Partner and Senior Managing Director with Blaylock & Partners, LP where he was responsible for managing fixed income and equity sales, trading, research, and investment banking. Mr. Tammaro also served as a director of Coupon Express Inc. from October 2011 to August 1, 2012.  Mr. Tammaro has over 30 years of experience in trading, sales, investment and banking.  He received a Bachelor of Arts in Political Science from the College of Holy Cross.

Martin Tuchman, 73, is Chief Executive Officer of the Tuchman Group, which overseas holdings in real estate, banking and international shipping, and has headed Kingstone Capital V, a private investment group, since 2007.  From November 2011 to the present, Mr. Tuchman has served on the Board of Directors for Horizon Lines, Inc.  From March 2011 until April 2013, Mr. Tuchman served on the Board of Directors for Sea Cube Container Leasing Ltd.  Since December 2008, Mr. Tuchman has served as the Vice Chairman of the First Choice Bank in Lawrenceville, N.J. In 1968, after helping develop the current standard for intermodal containers and chassis in connection with the American National Standards Institute, Mr. Tuchman co-founded lnterpool, Inc., a leading container leasing business, which was sold to funds affiliated with Fortress Investment Group LLC, in 2007.  In 1987, Mr. Tuchman formed Trac Lease, a chassis leasing company which was subsequently merged into lnterpool, Inc.  Mr. Tuchman holds a Bachelor of Science degree in Mechanical Engineering from the New Jersey Institute of Technology and an M.B.A. from Seton Hall University.

Interested Directors

Munish Sood, 41, will serve as Newco’s Chief Executive Officer. He is also a partner of Princeton Advisors and is responsible for sourcing, analyzing, structuring, and closing new investment opportunities as well as managing portfolio investments.  Mr. Sood is founder and Chief Investment Officer of Princeton Advisory Group, Inc. since November 2002. Mr. Sood is a founder and Chairman of First Choice Bank, since 2007. Mr. Sood is also founder of Cross Point Capital, LLC, a registered broker dealer in the U.S. which specializes in trading securities and raising capital for institutional clients. Prior to forming Princeton Advisory Group, Inc., Mr. Sood co-founded BoTree Investments, LLC, in 2001 where he was the Chief Investment Officer. Mr. Sood was responsible for managing and investing in structured products and overseeing all investment activity in Botree Asset Management, LLC. Prior to Botree, Mr. Sood was the Senior Portfolio Manager at Global Value Investors, Inc. from January 1999 to April 2001. Prior to Global Value Investors, Inc., Mr. Sood was a Senior Analyst/Trader at Penn Capital Management, Inc. From 1996 to 1998 he was an associate at Bankers Trust focusing on fixed income arbitrage. He holds a Chartered Financial Analyst designation and is a member of the Investment Analyst Society of New York and the CFA Institute. Mr. Sood received a Bachelor of Science in Finance & Accounting from Rider University.

There are no family relationships between Mr. Sood and any of our executive officers or directors.

Alfred Jackson, 58, will serve as the Chairman of our board of directors. Mr. Jackson is also a partner of Princeton Advisors and is responsible for sourcing investment opportunities, investor relations, capital raising and overall firm strategy. Prior to founding Capital Point, Mr. Jackson had over 22 years of investment experience with institutional asset management firms. Mr. Jackson is the founder of the Inroads Group Ltd., an investment firm that includes several asset classes and is the majority owner of the CPP group. He also spent 17 years as a principal with Davis Hamilton Jackson and Associates (“DHJA”), an institutional asset management firm with $4 billion under management, investing in public debt and equity securities. Prior to DHJA, Mr. Jackson was Vice President of the Institutional Fixed Income Division of Capital Municipal Securities. Mr. Jackson is a past or current Board of Directors Member of the University of Texas Exes Investment Committee, Houston Children’s Museum, and is currently President of the Bakari Scholarship Fund. He is also a former Board of Directors Member of the University of Texas Health Science Center and a Trustee of the Houston Municipal Pension System. Mr. Jackson received his B.A. from The University of Texas at Austin.

Executive Officers Who Are Not Directors

Gregory J. Cannella, 39, will serve as our Chief Financial Officer, Treasurer and Secretary. Mr. Cannella is responsible for financial reporting, investor communications, financial modeling and due diligence and analysis of acquisitions and dispositions. Prior to working at Capital Point Partners, Mr. Cannella was an Asset Manager at First Commonwealth Holdings Corp., a wealth management firm in Houston, Texas where he was responsible for managing various commercial and multi-family residential real estate investment funds as well as oversight of all accounting functions and reporting for the funds. Mr. Cannella received a B.B.A. in Management from Stephen F. Austin State University and an M.B.A. with honors in Accounting and Finance from the University of Houston. He is a Certified Public Accountant in the State of Texas.

Joy Sheehan, 47, will serve as our Chief Compliance Officer.  Ms. Sheehan is Vice President and Chief Compliance Officer at Princeton Advisory Group, Inc.  As the firm’s Chief Compliance Officer, she heads the compliance and legal function across the firm’s hedge fund, structured product and credit business.  Mr. Sheehan’s responsibilities also include oversight of the Operations department.  Prior to joining Princeton in August 2003, Ms. Sheehan was a senior associate at Penn Capital Management, an investment advisory firm that managed CBOs and high yield bonds.  With over twenty years’ experience in the investment industry, Ms. Sheehan has worked within the back office, mid and front office as well as compliance and client service departments.

Audit Committee

The members of the audit committee are Messrs. Jones, Tammaro and Tuchman, each of whom meets the independence standards established by the SEC and the NASDAQ for audit committees and is independent for purposes of the 1940 Act. Mr. Jones serves as chairman of the audit committee. Our board of directors has determined that Mr. Jones is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our board of directors in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The board of directors and audit committee will utilize the services of an independent valuation firm to help them determine the fair value of these securities.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee will be Messrs. Jones, Tammaro and Tuchman, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance regulations, Mr. Tuchman will serve as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our shareholders, selecting nominees to fill vacancies on the board of directors or a committee of the board of directors, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management.

The nominating and corporate governance committee will consider qualified director nominees recommended by a stockholder when such recommendations are submitted in accordance with policies and procedures adopted by the nominating and corporate governance committee. In addition to recommending a director nominee for consideration by the nominating and corporate governance committee, stockholders may nominate a person for election as a director by complying with the advance notice provisions of the Maryland Bylaws. See "Differences Between the Corporation Laws of Maryland and Florida and the Charter and Bylaws of the Company and Newco - Advance Notice of Shareholder Nominations for a discussion of the advance notice provisions of the Maryland Bylaws.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the board of directors, but the committee will consider such factors as it may deem are in our best interests and those of our stockholders. Those factors may include a person’s differences of viewpoint, professional experience, education and skills, as well as his or her race, gender and national origin. In addition, as part of the board of directors’ annual self-assessment, the members of the nominating and corporate governance committee will evaluate the membership of the board of directors and whether the board of directors maintains satisfactory policies regarding membership selection.

Executive Officer Compensation

None of our executive officers will receive direct compensation from Newco. The compensation of the principals and other investment professionals of Princeton Advisors will be paid by Princeton Advisors. Compensation paid to our chief executive officer, chief financial officer, chief compliance officer and other support personnel will be set by our administrator, PCC Administrator, and is subject to reimbursement by us of an allocable portion of such compensation for services rendered to us.

Compensation of Directors

We intend to pay our independent directors an annual fee of $30,000. They will also receive $1,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person or telephonically each regular or special board of directors meeting. They will also receive $1,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and each telephonic committee meeting. The chairmen of the audit committee and the nominating and corporate governance committee will receive an annual fee of

$3,500 and $3,500, respectively. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors will have the option of having their directors’ fees paid in shares of Newco’s common stock issued at a price per share equal to the greater of net asset value or the market price at the time of payment. No compensation is paid to directors who are “interested persons.”

Portfolio Management

Each investment opportunity will require the unanimous approval of Princeton Advisors’ investment committee, which is comprised of Messrs. Jackson, Smith and Sood. Follow-on investments in existing portfolio companies will require the investment committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the investment committee. The day-to-day management of investments approved by the investment committee will be overseen by members of the investment team.

The members of our investment committee receive compensation by Princeton Advisors that may include an annual base salary, an annual individual performance bonus and a portion of the incentive fee or carried interest earned in connection with their services.

Messrs. Jackson, Smith and Sood have a direct ownership and financial interest in, and may receive compensation and/or profit distributions from, Princeton Advisors. None of Messrs. Jackson, Smith and Sood will receive any direct compensation from us. See “Certain Relationships and Related Party Transactions.”

The table below shows the dollar range of shares of common stock that will be beneficially owned by each of our investment advisor’s portfolio managers and key principals immediately after closing the transactions.

Name of Portfolio Manager/Key Principal	Dollar Range of Equity Securities in Princeton Capital Corporation(1)(2)(3)

Alfred Jackson	390,000 to 948,000
Keith W. Smith	0 to 178,000
Munish Sood	None

(1)

Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)

The dollar range of equity securities beneficially owned is based on a stock price of $[] per share.

(3)

The dollar range of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.

Investment Committee

The investment committee of Princeton Advisors will meet regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by Princeton Advisors on our behalf. In addition, the investment committee will review and determine by unanimous vote whether to make prospective investments identified by Princeton Advisors and monitor the performance of our investment portfolio. Princeton Advisors’ investment committee consists of Messrs. Jackson, Smith and Sood. Princeton Advisors may increase the size of its investment committee from time to time.

Information regarding Mr. Smith, member of Princeton Advisors’ investment committee, who wll not be members of Newco’s board of directors or an executive officer, is as follows:

Keith W. Smith is a managing partner of Capital Point Investment Advisors and is responsible for sourcing, analyzing, structuring, and closing new investment opportunities as well as managing portfolio investments. Prior to joining the CPP group, Mr. Smith worked for Rabobank International (“RI”), where he was a Vice President on the Structured Products team. Mr. Smith played a key role in originating new client transactions as well as managing a book of existing bank clients. Prior to RI, Mr. Smith was an Associate Director in the Structured Finance Group of Standard & Poor’s where he analyzed and rated transactions across a broad spectrum of asset types. In addition to his credit markets background, Mr. Smith also has over 6 years legal experience as an attorney in both the public and private sectors. Mr. Smith received a B.A. in Economics from The University of Texas at Austin; a J.D. from Southern Methodist University; and an M.B.A. from The Olin School of Business at Washington University in St. Louis.  Mr. Smith is a past Board of Directors Member of the University of Texas Exes Investment Committee, not-for-profit homeless assistance organization, SEARCH, and currently sits on the board of numerous portfolio companies.

DISCUSSION OF MANAGEMENT’S EXPECTED OPERATING PLANS

Overview

Following the closing of the Transactions, we intend to operate as an externally managed business development company under the 1940 Act. As a business development company, we will be required to comply with certain regulatory requirements. For instance, we will generally have to invest at least 70% of our total assets in “qualifying assets,” including “eligible portfolio companies,” cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. In addition, we will be subject to borrowing restrictions such that, with certain limited exceptions, our asset coverage, as defined in the 1940 Act, will be required to equal at least 200% after each borrowing. The amount of leverage that we employ will depend on Princeton Advisors’ and Newco’s board of directors’ assessment of market and other factors at the time of any proposed borrowing.

Upon closing of the Transactions, Newco’s portfolio will range from 13% to 18% first lien debt, 43% to 59% second lien debt, 14% to 19% mezzanine debt, 0% to 10% Preferred Equity, and 4% to 20% Common Equity. As of June 30, 2014, the weighted average yield of the portfolio at its face value was 8.5% to 13.1%, of which approximately 7.4% to 11.5% is current cash interest. The face value of a loan refers to the principal of the loan. The weighted average yield was computed using the effective interest rates for all debt investments within the initial portfolio, including accretion of original issue discount. Also as of June 30, 2014, the weighted average remaining term of the debt investments in the initial portfolio was approximately 3 years, with remaining terms ranging from approximately 2 to 4 years. We do not believe that there are any material differences in the underwriting standards that were used to originate this portfolio and the underwriting standards that we expect to implement going forward.

Revenues. We plan to generate revenue in the form of interest income on debt investments and capital gains and distributions, if any, on investment securities that we may acquire in portfolio companies. We expect our debt investments to typically have a term of five to seven years and bear interest at a fixed or floating rate. We expect the average investment holding period to be between three and five years, depending upon portfolio company objectives and conditions in the capital markets. In some instances, we may receive payments on our debt investments based on scheduled amortization of the outstanding balances. In addition, we may receive repayments of some of our debt investments prior to their scheduled maturity date. The frequency or volume of these repayments may fluctuate significantly from period to period. Our portfolio activity is also expected to reflect the proceeds of sales of securities. In some cases, our investments may provide for deferred interest payments or PIK interest. The principal amount of loans and debt securities and any accrued but unpaid interest generally become due at the maturity date. In addition, we may generate revenue in the form of commitment, origination, structuring or due diligence fees, fees for providing managerial assistance and consulting fees. Loan origination fees, original issue discount and market discount or premium will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans and debt securities as interest income. When we receive principal payments on a loan or debt security in an amount that exceeds its carrying value, we will also record the excess principal payment as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses.  Newco’s primary operating expenses will include the payment of fees to Princeton Investment Advisors under the Advisory Agreement, our allocable portion of overhead expenses under the administration agreement and other operating costs described below. We will bear all other out-of-pocket costs and expenses of our operations and transactions, including:

•	the cost of calculating our net asset value, including the cost of any third-party independent valuation firm;
•	the cost of effecting sales and repurchases of shares of Newco’s common stock and other securities;
•	fees payable to third parties relating to making investments, including out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;
•	transfer agent, dividend agent and custodial fees and expenses;
•	out-of-pocket fees and expenses associated with marketing efforts;
•	U.S. federal and state registration fees;
•	all costs of registration and listing our stock on any stock exchange;
•	U.S. federal, state and local taxes;
•	independent directors’ fees and expenses;
•	brokerage commissions;
•	fidelity bond, directors’ and officers’ liability insurance and other insurance premiums;
•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;
•	proxy voting expenses;
•	costs associated with our reporting and compliance obligations under the 1940 Act and other applicable U.S. federal and state securities laws; and
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other expenses incurred by Princeton Advisors or us in connection with administering our business, including payments under the administration agreement that will be based upon our allocable portion (subject to the review of our board of directors) of overhead.

Financial condition, liquidity and capital resources. We expect to generate cash primarily from future offerings of securities and cash flows from operations, including interest earned from the temporary investment of cash in U.S. government securities and other high-quality debt investments that mature in one year or less. We may also fund a portion of our investments through borrowings from banks and issuances of senior securities.

Our primary use of funds will be investments in portfolio companies, cash distributions to holders of Newco’s common stock, and the payment of operating expenses. Immediately after closing of the Transactions, we expect to have cash and liquid money market fund resources of approximately $200,000.

Other Contractual Obligations

We will enter into the Advisory Agreement with Princeton Advisors in accordance with the 1940 Act. The Advisory Agreement will become effective upon the closing of this offering. Under the Advisory Agreement, Princeton Advisors will provide us with investment advisory and management services. We will pay for these services (a) a base management fee equal to a percentage of our gross assets and (b) an incentive fee based on our performance. See “Approval of Advisory Agreement.”

We will also enter into the administration agreement with PCC Administrator, LLC as our administrator upon the closing of the Transactions. Under the administration agreement, PCC Administrator, LLC has agreed to furnish us with office facilities and equipment, provide us clerical, bookkeeping and record keeping services at such facilities and provide us with other administrative services necessary to conduct our day-to-day operations. We will reimburse PCC Administrator, LLC for the allocable portion (subject to the review of our board of directors) of overhead and other expenses incurred by it in performing its obligations under the administration agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. We will pay the fees associated with this and other outsourced arrangements on a direct basis without incremental benefit to our administrator. Shareholder approval is not required to amend the administration agreement. See “Management Agreements — Administration Agreement.”

If any of the contractual obligations discussed above are terminated, our costs under any new agreements that we enter into may increase. In addition, we would likely incur significant time and expense in locating alternative parties to provide the services we expect to receive under our investment advisory agreement and our administration agreement. Any new investment advisory agreement would also be subject to approval by our shareholders.

Distributions

In order to qualify as a regulated investment company (“RIC”) and to avoid U.S. federal corporate level income tax on the income we distribute to Newco’s shareholders, we are required to distribute at least 90% of our net ordinary income and our net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders on an annual basis. Additionally, we must distribute an amount at least equal to the sum of 98% of our net ordinary income (during the calendar year) plus 98.2% of our net capital gain income (during each 12 month period ending on October 31) plus any net ordinary income and capital gain net income for preceding years that were not distributed during such years and on which we paid no U. S. federal income tax to avoid a U.S. federal excise tax. We intend to make quarterly distributions to Newco’s shareholders beginning with our first full quarter after closing of the Transactions. The form, amount and timing of our distributions, if any, will be determined by Newco’s board of directors.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of our distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage requirements applicable to us as a business development company under the 1940 Act. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including the possible loss of our qualification as a RIC. We cannot assure shareholders that they will receive any distributions.

To the extent our taxable earnings fall below the total amount of our distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read any written disclosure accompanying any shareholder distribution carefully and should not assume that the source of any distribution is our ordinary income or capital gains.

We will adopt an “opt out” dividend reinvestment plan for shareholders. As a result, if we declare a distribution, then shareholders’ cash distributions will be automatically reinvested in additional shares of Newco common stock unless a shareholder specifically “opts out” of the dividend reinvestment plan. If a shareholder opts out, that shareholder will receive cash distributions. Although distributions paid in the form of additional shares of Newco common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, shareholders participating in the dividend reinvestment plan will not receive any corresponding cash distributions with which to pay any such applicable taxes.

Valuation of Portfolio Investments

As a business development company, we will generally invest in illiquid loans and securities including debt and equity securities of middle-market companies. Under procedures established by Newco’s board of directors, we intend to value investments for which market quotations are readily available at such market quotations. We will obtain these market values from an independent pricing service or at the mean between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). Debt and equity securities that are not publicly traded or whose market prices are not readily available will be valued at fair value as determined in good faith by Newco’s board of directors. Such determination of fair values may involve subjective judgments and estimates, although we will also engage one or more independent valuation firms to review the valuation of each portfolio investment that does not have a readily available market quotation at least quarterly. Investments purchased within 60 days of maturity will be valued at cost plus accreted discount, or minus amortized premium, which approximates value. With respect to unquoted securities, Newco’s board of directors, together with our independent valuation firm, will value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, Newco’s board of directors will use the pricing indicated by the external event to corroborate and/or assist us in its valuation. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value most of our portfolio investments at fair value as determined in good faith by Newco’s board of directors using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available, Newco’s board of directors will undertake a multi-step valuation process each quarter, as described below:

•	Our quarterly valuation process will begin with each portfolio company or investment being initially valued by an independent valuation firm;
•	Preliminary valuation conclusions will then be documented and discussed with Newco’s senior management and Princeton Advisors;
•	The audit committee of Newco’s board of directors will then review these preliminary valuations; and
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Newco’s board of directors will then discuss valuations and determine the fair value of each investment in our portfolio in good faith, based on the input of Princeton Advisors, the independent valuation firm and the audit committee.

For more information, see “Determination of Net Asset Value.”

Revenue Recognition

We will record interest income on an accrual basis to the extent that we expect to collect such amounts. For loans and debt securities with contractual PIK interest, which represents contractual interest accrued and added to the loan balance that generally becomes due at maturity, we will not accrue PIK interest if the portfolio company valuation indicates that such PIK interest is not collectible. We will not accrue interest on loans and debt securities if we have reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium will be capitalized, and we will then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination will be recorded as interest income. We will record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on the ex-dividend date.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

We will measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Payment-in-Kind Interest

We may have investments in our portfolio that contain a PIK interest provision. Any PIK interest will be added to the principal balance of such investments and is recorded as income, if the portfolio company valuation indicates that such PIK interest is collectible. In order to maintain our status as a RIC, substantially all of this income must be paid out to shareholders in the form of dividends, even if we have not collected any cash.

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accessing the extensive origination channels that have been developed and established by the Princeton Advisors’ investment team that include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;

•	investing in what we believe to be companies with strong business fundamentals, generally within our core small and lower middle-market company focus;
•	focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;
•	directly originating transactions rather than participating in broadly syndicated financings;
•	applying the disciplined underwriting standards that the Princeton Advisors’ investment team has developed over their extensive investing careers; and
•	capitalizing upon the experience and resources of the Princeton Advisors’ investment team to monitor our investments

Portfolio Composition

We expect that our investments will generally range in size from $3 million to $12 million. We may also selectively invest in larger positions, and we generally expect that the size of our larger positions will increase in proportion to the size of our capital base. Pending such investments, we may reduce our outstanding indebtedness, if any, or invest in cash, cash equivalents, U.S. government securities and other high-quality debt investments with a maturity of one year or less. In the future, we may adjust opportunistically the percentage of our assets held in various types of loans, our principal loan sources and the industries to which we have greatest exposure, based on market conditions, the credit cycle, available financing and our desired risk/return profile.

Princeton Advisors

Following the closing of the Transactions, Princeton Advisors will manage our investment activities and be responsible for analyzing investment opportunities, conducting research and performing due diligence on potential investments, negotiating and structuring our investments, originating prospective investments and monitoring our investments and portfolio companies on an ongoing basis. Princeton Advisors is a newly formed investment advisory firm led by certain senior investment professionals of the Partnerships. The senior investment professionals of Princeton Advisors have an average of over twenty years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies during their investing career. The Princeton

Advisors’ investment team has a wide range of experience in middle-market investing, including originating, structuring and managing loans and debt securities through market cycles.

Princeton Advisors is headquartered in Houston, Texas, with offices in Kingston, New Jersey.

Investment Strategy

The Princeton Advisors investment team will employ an opportunistic and flexible investing approach, combined with strong risk management processes, which we believe will yield a highly diversified portfolio across companies, industries, and investment types. We will seek direct origination opportunities of first lien, second lien, unitranche and mezzanine debt financing, often times with modest corresponding equity investments, in small and lower middle-market companies. We believe that businesses in this size range often have limited access to public financial markets, and will benefit from Princeton Advisors’ reliable lending partnership. Many financing providers have chosen to focus on large corporate clients and managing capital markets transactions rather than lending to middle-market businesses. Further, many financial institutions and traditional lenders are faced with constrained balance sheets and are requiring existing borrowers to reduce leverage. We also believe hedge funds and collateralized debt obligation/collateralized loan obligation managers are less likely to pursue investment opportunities in our target market as a result of reduced liquidity for new investments.

With an average of over twenty years of investing, corporate finance, restructuring, consulting and accounting experience, the senior investment team of Princeton Advisors has demonstrated investment expertise throughout the balance sheet and in a variety of situations, including financial sponsor buyouts, growth capital, debt refinancing, balance sheet recapitalization, rescue financing, distressed opportunities, and acquisition financing. Our investment philosophy will emphasize capital preservation through superior credit selection and risk mitigation. We expect our targeted portfolio to provide downside protection through conservative cash flow and asset coverage requirements, priority in the capital structure and information requirements. We also anticipate benefiting from equity participation through warrants and other equity instruments structured as part of our investments. This flexible approach enables Princeton Advisors to respond to market conditions and offer customized lending solutions.

Princeton Advisors will invest across a wide range of industries with deep expertise in select verticals including, but not limited to, business services, energy, general industrial, government services, healthcare software and specialty finance. We will seek to maintain a diversified portfolio of investments as a method to manage risk and capitalize on specific sector trends. Our objective is to act as the lead or largest investor in transactions, generally investing between $3.0 million and $12.0 million per transaction. We expect the average investment holding period to be between three and five years, depending upon portfolio company objectives and conditions in the capital markets.

We expect to focus on small and lower middle-market companies with less than $25.0 million of EBITDA in a variety of industry sectors with positive long-term dynamics and dependable cash flows. We will seek businesses with management teams with demonstrated track records and economic incentives in strong franchises and sustainable competitive advantages with dependable and predictable cash flows.

We intend to employ leverage prudently and within the limitations of the applicable laws and regulations for business development companies. Any decision on our part to use leverage will depend upon our assessment of the attractiveness of available investment opportunities in relation to the costs and perceived risks of such leverage.

Transaction Sourcing

As access to investment opportunities is highly relationship driven, the senior investment team and other investment professionals of Princeton Advisors spend considerable time developing and maintaining contacts with key deal sources, including private equity firms, investment banks, and senior lenders. The senior investment team and other investment professionals of Princeton Advisors have been actively investing in the middle-market sector for the past decade and have focused on extensive calling and marketing efforts via speaking engagements, sponsorships, industry events, and referrals to broaden their relationship network. Existing relationships are constantly cultivated through transactional work and other personal contacts.

In addition to financial sponsors, Princeton Advisors has developed a network of other deal sources, including:

•	management teams and entrepreneurs;
•	portfolio companies of private equity firms;
•	other investment firms that have strategies similar to Princeton Advisors and are seeking co-investors;
•	placement agents and investment banks representing financial sponsors and issuers;
•	corporate operating advisors and other financial advisors; and
•	consultants, attorneys, and other service providers to small and lower middle-market companies and financial sponsors.

We believe that Princeton Advisors’ broad network of deal origination contacts will afford us with a continuous source of investment opportunities.

These origination relationships provide access not only to potential investment opportunities but also to market intelligence on trends across the credit markets. Princeton Advisors has completed several financing transactions with funded and fundless equity sponsors. In some cases, affiliates of Princeton Advisors have completed multiple financing transactions with those equity sponsors.

We believe that over the past decade, the senior investment team and other investment professionals of Princeton Advisors have built a reputation as a thoughtful and disciplined provider of capital to small and lower middle-market companies and a preferred financing source for private equity sponsors and management teams. We believe these factors give Princeton Advisors a competitive advantage in sourcing investment opportunities, which will be put to use for our benefit.

Investment Structuring

Princeton Advisors believes that each investment has unique characteristics that must be considered, understood and analyzed. Princeton Advisors structures investment terms based on the business, credit profile, the outlook for the industry in which a potential portfolio company operates, the competitive landscape, the products or services which the company sells and the management team and ownership of the company, among other factors. Princeton Advisors will rely upon the analysis conducted and information gathered through the investment process to evaluate the appropriate structure for our investments.

Following closing of the Transactions, we intend to invest primarily in the debt securities of small and lower middle-market companies. Our investments will typically carry a high level of cash pay interest and may incorporate other return-enhancing mechanisms such as commitment fees, original issue discounts, early redemption premiums, PIK interest and some form of equity participation, including preferred stock, common stock, warrants and other forms of equity participation. We expect that a typical debt investment in which we invest will have a maturity of between five and seven years. We expect to hold most of our investments to maturity or repayment, but we may sell some of our investments earlier if a liquidity event occurs, such as a sale, recapitalization or worsening of the credit quality of the portfolio company.

Princeton Advisors negotiates covenants in connection with debt investments that provide protection for us but allow appropriate flexibility for the portfolio company. Such covenants may include affirmative and negative covenants, default penalties, lien protection and change of control provisions. Princeton Advisors will require comprehensive information rights including access to management, financial statements and budgets and, in some cases, membership on the board of directors or board of directors observation rights. Additionally, Princeton Advisors will generally require financial covenants and terms that restrict an issuers use of leverage and limitations on asset sales and capital expenditures.

Secured Debt

Secured debt, including first lien, second lien and unitranche financing, will have liens on the assets of the borrower that will serve as collateral in support of the repayment of such loans.

First Lien Debt. First lien debt will be structured with first-priority liens on the assets of the borrower that will serve as collateral in support of the repayment of such loans. First lien loans may provide for moderate loan amortization in the early years of the loan, with the majority of the amortization deferred until loan maturity. Under market conditions as of the date this Information Statement was mailed to shareholders, we expect that the interest rate on senior secured loans will range between 5% and 8% over applicable LIBOR.

Second Lien Debt. Second lien debt will be structured as junior, secured loans, with second priority liens on an issuer’s assets. These loans typically provide for moderate loan amortization in the initial years of the loan, with the majority of the amortization deferred until loan maturity. Under market conditions as of the date this Information Statement was mailed to shareholders, we expect that the interest rate on second lien loans will generally range between 8% and 12% over applicable LIBOR.

Unitranche Debt. Unitranche debt typically will be structured as first lien loans with certain risk characteristics of mezzanine debt. Unitranche debt typically provides for moderate loan amortization in the initial years of the debt, with the majority of the principal payment deferred until loan maturity. Since unitranche debt generally allows the borrower to make a large lump sum payment of principal at the end of the loan term, there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In some cases, we will be the sole lender, or we together with our affiliates will be the sole lender, of unitranche debt, which can provide us with more influence interacting with a borrower in terms of monitoring and, if necessary, remediation in the event of underperformance. Under market conditions as of the date this Information Statement was mailed to shareholders, we expect that the interest rate on unitranche debt will range between 8% and 12% over applicable LIBOR.

Mezzanine Debt

Mezzanine debt, including senior unsecured and subordinated loans, will not be secured by any collateral and will be effectively subordinated to the borrower’s secured indebtedness (to the extent of the collateral securing such indebtedness), including pursuant to one or more intercreditor agreements that we enter into with holders of a borrower’s senior debt.

Senior Unsecured Loans. Senior unsecured loans will be structured as loans that rank senior in right of payment to any of the borrower’s unsecured indebtedness that is contractually subordinated to such loans. These loans generally provide for fixed interest rates and amortize evenly over the term of the loan. Senior unsecured loans are generally less volatile than subordinated loans due to their priority to creditors over subordinated loans. Under market conditions as of the date this Information Statement was mailed to shareholders, we expect the interest rate on senior unsecured loans will generally range between 10% and 14%.

Subordinated Loans. Subordinated loans will be structured as unsecured, subordinated loans that provide for relatively high, fixed interest rates that provide us with significant current interest income. These loans typically will have interest-only payments (often representing a combination of cash pay and PIK interest) in the early years, with amortization of principal deferred to maturity. Subordinated loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. Subordinated loans are generally more volatile than secured loans and may involve a greater risk of loss of principal. Subordinated loans often include a PIK feature, which effectively operates as negative amortization of loan principal, thereby increasing credit risk exposure over the life of the loan. Under market conditions as of the date this Information Statement was mailed to shareholders, we expect the interest rate on subordinated loans will generally range between 11% and 17%.

Equity Securities

In connection with some of our debt investments, we will also invest in preferred or common stock or receive nominally priced warrants or options to buy an equity interest in the portfolio company. As a result, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure such equity investments and warrants to include provisions protecting our rights as a minority-interest holder, as well as a “put,” or right to sell such securities back to the issuer, upon the occurrence of specified events. In many cases, we may also seek to obtain registration rights in connection with these equity interests, which may include demand and “piggyback” registration rights.

Investment Process

Through the resources of Princeton Advisors, we will have access to significant research resources, experienced investment professionals, internal information systems and a credit analysis framework and investment process. Princeton Advisors has designed a highly involved and interactive investment management process, which is the core of its culture and the basis for what we believe is a strong track record of investment returns. The investment process seeks to select only those investments which it believes have the most attractive risk/reward characteristics. The process involves several levels of review and is coordinated in an effort to identify risks in potential investments. Princeton Advisors will apply its expertise to screen many of our investment opportunities as described below. This rigorous process combined with our broad origination capabilities have allowed the Princeton Advisors team to be prudent in selecting opportunities in which to make an investment. From 2006 through 2013, the Princeton Advisors’ team reviewed over 750 transactions, which resulted in 13 investments, or approximately 1.7% of total investments reviewed.

All potential investment opportunities undergo an initial informal review by Princeton Advisors’ investment professionals. Each potential investment opportunity that an investment professional determines merits investment consideration will be presented and evaluated at a weekly meeting in which Princeton Advisors’ investment professionals discuss the merits and risks of a potential investment opportunity as well as the due diligence process and the pricing and structure. If Princeton Advisors’ investment professionals believe an investment opportunity merits further review, the deal team will prepare and present to the investment committee for initial review a prescreen memorandum that generally describes the potential transaction and includes a description of the risks, due diligence process and proposed structure and pricing for the proposed investment opportunity.

Prior to making an investment, Princeton Advisors will conduct rigorous diligence on each investment opportunity. In connection with its due diligence on a potential investment opportunity, Princeton Advisors will utilize its internal diligence resources which include its internally developed credit analytical framework, subscriptions to third party research resources, discussions with industry experts, internal information sharing systems, and the analytical expertise of its investment professionals. Princeton Advisors will typically review the company’s historical financials; industry drivers and outlook, competitive threats, customer concentration, asset coverage, projected financials, and credit metrics; management background checks; and, if applicable, the track record and funding capabilities of the private equity sponsor.

Upon review of the prescreen memorandum, if the investment committee determines to proceed with the review of an investment opportunity, the deal team will continue its diligence and deal structuring plans, and prepare a credit approval memorandum for review by the investment committee. The credit approval memorandum, updates the prescreen memorandum with more deal specific detail, including an update to the diligence process and any changes in the structure and pricing of the proposed investment. The investment committee will review any amendments before finalizing and closing negotiations with the prospective portfolio company.

Investment Committee

Each new investment opportunity must be unanimously approved by Princeton Advisors’ investment committee. Follow-on investments in existing portfolio companies require the investment committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less may require approval by the investment committee. The purpose of Princeton Advisors’ investment committee, which is provided under the Advisory Agreement, is to evaluate and approve all of our investments, subject at all times to the oversight and approval of Newco’s board of directors. The investment committee process is intended to bring the diverse experience and perspectives of the committee’s members to the analysis and consideration of each investment. The investment committee consists of Messrs. Jackson, Smith and

Sood. The investment committee serves to provide investment consistency and adherence to our core investment philosophy and policies. The investment committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.

In addition to reviewing investments, investment committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and deal flow are reviewed on a regular basis. Members of the investment team are encouraged to share information and views on credits with the investment committee early in their analysis. We believe this process improves the quality of the analysis and assists the deal team members to work more efficiently.

We expect that each transaction will be presented to the investment committee in a formal written report. All of our new investments will require unanimous approval by the investment committee. In certain instances, Newco’s board of directors may also determine that its approval is required prior to the making of an investment.

Monitoring Investments

In most cases, we will not have board of directors’ influence over portfolio companies. In some instances, Princeton Advisors’ investment professionals may obtain board of directors representation or observation rights in conjunction with our investments. Princeton Advisors will take an active approach in monitoring all investments, including reviews of financial performance on at least a quarterly basis and regular discussions with management. The monitoring process will begin with structuring terms and conditions which require the timely delivery and access to critical financial and business information on portfolio companies.

Specifically, Princeton Advisors’ monitoring system will consist of the following activities:

Regular Investment Committee Updates. Key portfolio company developments will be discussed each week as part of the standard investment committee agenda.

Written Reports. The deal teams will provide written updates as appropriate for key events that impact portfolio company performance or valuation. In addition, deal teams will provide written updates following each portfolio company board of directors meeting.

Quarterly Full Portfolio Review. Our investment committee office and chief compliance officer will perform a quarterly comprehensive review of every portfolio company with the deal teams. This process will include a written performance and valuation update, and credit-specific discussion on each of our portfolio companies. In addition, pursuant to our valuation policy, quarterly valuations are reviewed by our independent third party valuation firm.

As part of the monitoring process, Princeton Advisors will also track developments in the broader marketplace. Princeton Advisors’ investment professionals have a wealth of information on the competitive landscape, industry trends, relative valuation metrics, and analyses that will assist in the execution of our investment strategy. In addition, Princeton Advisors’ extensive communications with brokers and dealers will allow its investment professionals to monitor market and industry trends that could affect portfolio investments. Princeton Advisors may provide ongoing strategic, financial and operational guidance to some portfolio companies either directly or by recommending its investment professionals or other experienced representatives to participate on the board of directors. Princeton Advisors maintains a vast network of strategic and operational advisors to call upon for industry expertise or to supplement existing management teams.

Risk Ratings

In addition to various risk management and monitoring tools, Princeton Advisors will use Princeton Advisors’ investment rating system to characterize and monitor the credit profile and expected level of returns on each investment in our portfolio. This investment rating system will use a five-level numeric rating scale. The following is a description of the conditions associated with each investment rating:

Investment Rating 1 will be used for investments that are performing above expectations, and whose risks remain favorable compared to the expected risk at the time of the original investment.

Investment Rating 2 will be used for investments that are performing within expectations and whose risks remain neutral compared to the expected risk at the time of the original investment. All new loans will initially be rated 2.

Investment Rating 3 will be used for investments that are performing below expectations and that require closer monitoring, but where no loss of return or principal is expected. Portfolio companies with a rating of 3 may be out of compliance with financial covenants.

Investment Rating 4 will be used for investments that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are often in work out. Investments with a rating of 4 will be those for which some loss of return but no loss of principal is expected.

Investment Rating 5 will be used for investments that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are almost always in work out. Investments with a rating of 5 will be those for which some loss of return and principal is expected.

In the event that Princeton Advisors determines that an investment is underperforming, or circumstances suggest that the risk associated with a particular investment has significantly increased, Princeton Advisors will increase its monitoring intensity and prepare regular updates for the investment committee, summarizing current operating results and material impending events and suggesting recommended actions. While the investment rating system identifies the relative risk for each investment, the rating alone does not dictate the scope and/or frequency of any monitoring that will be performed. The frequency of Princeton Advisors’ monitoring of an investment will be determined by a number of factors, including, but not limited to, the trends in the financial performance of the portfolio company, the investment structure and the type of collateral securing the investment.

Realization of Investments

The potential exit scenarios of a portfolio company will play an important role in evaluating investment decisions. As such, Princeton Advisors will formulate specific exit strategies at the time of investment. Our debt-orientation will provide for increased potential exit opportunities, including (a) the sale of investments in the private markets, (b) the refinancing of investments held, often due to maturity or recapitalizations, and (c) other liquidity events including the sale or merger of the portfolio company. Since we seek to maintain a debt orientation in our investments, we expect to receive interest income over the course of the investment period, receiving a significant return on invested capital well in advance of final exit.

Managerial Assistance

As a business development company, we will offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve monitoring the operations of our portfolio companies, participating in board of directors and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. Our administrator will provide such managerial assistance on our behalf to portfolio companies that request this assistance. We may receive fees for these services and will reimburse our administrator for its allocated costs in providing such assistance, subject to the review by Newco’s board of directors, including our independent directors. See “Management Agreements — Administration Agreement.”

Competition

Our primary competitors in providing financing to small and lower middle-market companies include public and private funds, other business development companies, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

We expect to use the expertise of the investment professionals of Princeton Advisors to which we will have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we expect that the relationships of the investment professionals of Princeton Advisors will enable us to learn about, and compete effectively for, financing opportunities with attractive small and lower middle-market companies in the industries in which we seek to invest.

Administration

We will not have any direct employees, and our day-to-day investment operations will be managed PCC Administrator, LLC. We have a chief executive officer, a chief financial officer and a chief compliance officer. To the extent necessary, our board of directors may hire additional personnel going forward. Our officers are employees of PCC Administrator, LLC and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs will be paid by us pursuant to the administration agreement.

Properties

We do not own any real estate or other physical properties materially important to our operation. Following closing of the Transactions, our headquarters will be located at One Riverway, Suite 2020, Houston, Texas 77056, with offices in Kingston, New Jersey. All locations will be provided to us by PCC Administrator, LLC pursuant to the administration agreement. We believe that our office facilities will be suitable and adequate for our business as we contemplate conducting it.

Legal Proceedings

We and Princeton Advisors are not currently subject to any material legal proceedings.

Determination of Net Asset Value

We will determine the net asset value of our investment portfolio each quarter. Securities that are publicly-traded will be valued at the reported closing price on the valuation date. Securities that are not publicly-traded will be valued at fair value as determined in good faith by our board of directors. In connection with that determination, we anticipate that Princeton Advisors will prepare portfolio company valuations using relevant inputs, including but not limited to indicative dealer quotes, values of like securities, the most recent portfolio company financial statements and forecasts.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement (as codified in the Accounting Standards Codification under Topic 820, or ASC Topic 820), which clarifies the definition of fair value and requires companies to expand their disclosure about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

With respect to investments for which market quotations are not readily available, we expect to undertake a multi-step valuation process each quarter, as described below:

•

our quarterly valuation process will begin with each portfolio company or investment being initially valued by Princeton Advisors’ management team, with such valuation potentially taking into account information received from an independent valuation firm, if applicable;

•	preliminary valuation conclusions will then be documented and discussed with our valuation committee;
•

our valuation committee will review the preliminary valuation and Princeton Advisors’ management team, together with our independent valuation firm, if applicable, supplement the preliminary valuation to reflect any comments provided by the valuation committee; and

•

Newco’s board of directors will discuss valuations and determine the fair value of each investment in our portfolio in good faith based on various statistical and other factors, including the input and recommendation of Princeton Advisors, the valuation committee and any third-party valuation firm, if applicable.

Determination of fair values involves subjective judgments and estimates. Below is a description of factors that Newco’s board of directors may consider when valuing our equity and debt investments.

The Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, we will incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that Newco’s board of directors will consider include the borrower’s ability to adequately service its debt, the fair market value of the portfolio company in relation to the face amount of its outstanding debt and the quality of collateral securing our debt investments.

Our equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The board of directors, in its analysis of fair value, may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.

We may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in assessing the value. Generally, the value of our equity interests in public companies for which market quotations are readily available is based upon the most recent closing public market price. Portfolio securities that carry certain restrictions on sale are typically valued at a discount from the public market value of the security.

Portfolio Companies

Upon closing of the Transactions we will acquire certain investments from the Partnerships. These investments include loans to, and equity investments in, small and lower middle-market companies that were originated over the past three years and are similar to the type of investments we plan to originate. This portfolio includes middle-market loans that have an internal risk rating of 2 or better (e.g., investments that are performing at or above expectations and whose risks are neutral or favorable compared to the expected risk at the time of the original investment).

This portfolio includes 13% to 18% first lien debt, 43% to 59% second lien debt, 14% to 19% mezzanine debt, 0% to 10% Preferred Equity, and 4% to 20% Common Equity. There are not any material differences in the underwriting standards that were used to originate this portfolio and the underwriting standards described in this Information Statement that we expect to implement going forward. This portfolio generally consists of Level 3 assets that are illiquid.

As of June 30, 2014, the weighted average yield of this portfolio at its face value was 8.5% to 13.1%, of which approximately 7.4% to 11.5% is current cash interest. The face value of a loan refers to the principal of the loan. The weighted average yield was computed using the effective interest rates for all debt investments within the initial portfolio. Also as of June 30, 2014 the weighted average remaining term of the debt investments in the initial portfolio was approximately 3 years with remain terms ranging from approximately 2 to 4 years. As of June 30, 2014, all portfolio companies are in compliance with the terms of their respective credit agreements.

The following table sets forth certain information as of June 30, 2014, for each portfolio company in which we had a debt or equity investment, assuming for the purposes hereof that we had acquired these companies as of June 30, 2014. Other than these investments, we expect that our only formal relationships with our portfolio companies will be the managerial assistance we may provide, the board of directors observation, or participation rights we may receive in connection with our investment.

We will not “control” any of our portfolio companies, as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned more than 25.0% of its voting securities and would be an “affiliate” of a portfolio company if we owned 5.0% or more of its voting securities. Pursuant to the terms of the Purchase Agreement, we will pay to the Partnerships any penalty or premium amounts that are subsequently received by us in connection with the early calling of loans included in the Purchased Assets.

Name	Industry	Type of Investment	Interest Rate	Maturity	Principal(1) Amount	Purchase Price(2)
Performance Alloys, Inc. 6626 Gulf Freeway Houston, TX 77087	Nickel Pipe, Fittings & Flanges	Second Lien	14.0% (12.0% Cash + 2.0% PIK)	11/16/2014	$ 11,374,543	$11,374,543

Integrated Medical Partners, LLC 105 N. Water Street Milwaukee, WI 53202	Medical Business Services	Membership Interest				$4,376,524

Advantis Healthcare Solutions, Inc.(3) One Riverway, Suite 2020 Houston, TX 77056	Healthcare Staffing	Second Lien Common Stock	13.0% (10.0% Cash + 3.0% PIK)	5/31/2018	$5,250,000	$5,250,000 $372,811

Action Resources, Inc. 40 County Road 517 Hanceville, AL 35077	Specialty Transportation	Second Lien Warrants for Common Stock	13.0%	6/10/2014	$11,350,037	$11,350,037 $2,328,896

Great Value Storage, LLC 1122 S. Capital of Texas Highway, Suite 300 Austin, TX 78746	Storage Company Property Management	First Lien	14.0% (12.0% Cash + 2.0% PIK)	12/31/2017	$2,602,212	$2,602,212

Touchpoint Print Solutions Corp & Companies 1200 Harger Rd., Suite 419 Oak Brook, IL 60523	Document Process Outsourcing	Mezzanine	15.0% (12.0% Cash + 3.0% PIK)	5/30/2017	$9,215,927	$9,215,927

Rockfish Seafood Grill, Inc. 801 E. Campbell Rd., Suite 300 Richardson, TX 77087	Casual Dining	Debt	LIBOR+ 13.0% L+10.0% Cash + 3.0% PIK)	7/13/2018	$5,950,000	$5,950,000

Rockfish Seafood Grill, Inc. 801 E. Campbell Rd., Suite 300 Richardson, TX 77087	Membership Interest	N/A	N/A	N/A	N/A	3,998,295

Spencer Enterprises Holdings, LLC 425 South Lemon Avenue City of Industry, CA 91789	Membership Interest	N/A	N/A	N/A	N/A	6,433,953

Total Investments						$63,253,198

(1)

Principal amount includes the amount of PIK interest.

(2)

Indicates fair value as determined in good faith by our board of directors. Except as noted below, none of the portfolio companies has (a) been in payment default, (b) extended the original maturity of its loan, (c) converted from cash pay interest to PIK interest or (d) otherwise entered into a material amendment to its loan agreement related to deteriorating financial performance.

Set forth below is a brief description of each portfolio company in which we have made an investment:

Performance Alloys, Inc. is a specialty distributor of nickel pipe, fittings and flanges to the chemical processing industry.

Integrated Medical Partners is a fully integrated supplier of medical business services.

Advantis Healthcare Solutions, is a full service healthcare staffing agency.

Actions Resources, Inc. provides transportation services for specialty chemicals as well as hazardous and non-hazardous waste throughout the United States and Canada.  Additionally, Action Resources provides environmental remediation services primarily in the southern United States.

Great Value Storage, LLC is a third-party property management company for self-storage facilities.

Touchpoint Print Solutions Corp & Companies is a comprehensive, enterprise-wide, document process outsourcing solutions platform for print and marketing collateral management, serving mid- to large-market companies.

Rockfish Seafood Grill is a casual dining restaurant chain.

Spencer Enterprises Holdings, LLC is a home furnishings designer and manufacturer focused on pillows and window treatments.

Custodian, Transfer and Dividend Paying Agent and Registrar

Our securities will be held by American Stock Transfer & Trust Company, LLC (“AST”) pursuant to a custody agreement. AST will also serve as our transfer agent, distribution paying agent and registrar. The principal business address of AST is 6201 15th Avenue, Brooklyn, New York, 11219.

Brokerage Allocation and Other Practices

Following the closing of the Transactions, we will acquire and dispose of many of our investments in privately negotiated transactions. Many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by Newco’s board of directors, Princeton Advisors will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Princeton Advisors does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. Princeton Advisors generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, Princeton Advisors may select a broker based upon brokerage or research services provided to Princeton Advisors and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Princeton Advisors determines in good faith that such commission is reasonable in relation to the services provided.

Dividend Reinvestment Plan

Following the closing of the Transaction, we will adopt a dividend reinvestment plan that will provide for reinvestment of Newco’s stockholder distributions, unless a stockholder elects to receive cash as provided below. As a result, if Newco’s board of directors authorizes, and we declare, a cash distribution, then Newco’s stockholders who have not “opted out” of such dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.

No action is required on the part of a registered stockholder to have its cash distribution reinvested in shares of Newco common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer and Trust Company, LLC, the plan administrator and our transfer agent, registrar and distribution disbursing agent, in writing so that such notice is received by the plan administrator no later than five (5) days prior to the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than five (5) days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share. The plan administrator is authorized to deduct a transaction fee plus a brokerage commission from the proceeds of the sale of any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or nominee of their election.

We expect to use primarily newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by 95% of the market price per share of Newco common stock at the close of trading on the payment date fixed by Newco’s board of directors. Market price per share on that date will be the average of, the reported bid and asked prices, if the Newco common stock is listed on a national securities exchange then the market price will be the closing price for such shares on such national securities exchange or, if no sale is reported for such day, at the average of their reported bid and asked prices. We reserve the right to purchase shares in the open market in connection with our implementation of the plan. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of Newco common stock purchased in the open market.

There will be no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees will be paid by us. If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee plus a brokerage commission from the proceeds.

Stockholders who receive distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash distributions will be reinvested, such stockholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will generally be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Participants may terminate their accounts under the plan by notifying the plan administrator by filling out the transaction request form located at the bottom of the participant’s statement and sending it to the plan administrator at the address below.

Regulation

We are a BDC under the 1940 Act and, following the closing of the Transactions, intend to elect to be treated as a RIC under the Code. The 1940 Act contains prohibitions and restrictions relating to transactions between business development companies and their affiliates (including any investment advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an “underwriter” as that term is defined in the Securities Act. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies, except that we may enter into hedging transactions to manage the risks associated with interest rate fluctuations. However, we may purchase or otherwise receive warrants to purchase the common stock of our portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances. We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any registered investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of more than one investment company. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses. None of these policies is fundamental and may be changed without stockholder approval upon 60 days’ prior written notice to stockholders.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:

(1)

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. Under the 1940 Act and the rules thereunder, “eligible portfolio companies” include (1) private domestic operating companies, (2) public domestic operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange) or registered under the Exchange Act, and (3) public domestic operating companies having a market capitalization of less than $250 million. Public domestic operating companies whose securities are quoted on the over-the-counter bulletin board or through Pink Sheets LLC are not listed on a national securities exchange and therefore are eligible portfolio companies.

(2)

Securities of any eligible portfolio company which we control.

(3)

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident to such a private transaction, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)

Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)

Cash, cash equivalents, U.S. government securities or high-quality debt securities that mature in one year or less from the date of investment.

The regulations defining qualifying assets may change over time. We may adjust our investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions in this area.

Managerial Assistance to Portfolio Companies

In order to count portfolio securities as qualifying assets for the purpose of the 70% test, a business development company must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance. However when the business development company purchases securities, in conjunction with one or more other persons acting together, one of the other persons in the group may make available managerial assistance. Making available managerial assistance means any arrangement whereby the business development company, through its directors, officers, employees or agents, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. Princeton Advisors will provide such managerial assistance on our behalf to portfolio companies that request this assistance.

Temporary Investments

Pending investment in other types of qualifying assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt investments that mature in one year or less from the date of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets or temporary investments. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, so long as the agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests in order to qualify as a RIC for U.S. federal income tax purposes. Accordingly, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Princeton Advisors will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage.

Codes of Ethics

We and Princeton Advisors will be each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each such code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with such code’s requirements. You may read and copy our code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, each code of ethics is attached as an exhibit to the registration statement of which this prospectus is a part, and will be available on the EDGAR Database on the SEC’s website at www.sec.gov. You may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Proxy Voting Policies and Procedures

We will delegate our proxy voting responsibility to Princeton Advisors. The Proxy Voting Policies and Procedures of Princeton Advisors are set out below. The guidelines will be reviewed periodically by Princeton Advisors and our directors who are not “interested persons,” and, accordingly, are subject to change.

Registered Investment Advisor

As an investment adviser registered under the Advisers Act, Princeton Advisors has a fiduciary duty to act solely in our best interests. As part of this duty, Princeton Advisors recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

Princeton Advisors’ policies and procedures for voting proxies for its investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

Princeton Advisors votes proxies relating to our portfolio securities in what it perceives to be the best interest of our shareholders. Princeton Advisors reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities we hold. In most cases Princeton Advisors will vote in favor of proposals that Princeton Advisors believes are likely to increase the value of the portfolio securities we hold. Although Princeton Advisors will generally vote against proposals that may have a negative effect on our portfolio securities, Princeton Advisors may vote for such a proposal if there exist compelling long-term reasons to do so.

Princeton Advisors has established a proxy voting committee and adopted proxy voting guidelines and related procedures. The proxy voting committee establishes proxy voting guidelines and procedures, oversees the internal proxy voting process, and reviews proxy voting issues. To ensure that Princeton Advisors’ vote is not the product of a conflict of interest, Princeton Advisors requires that (1) anyone involved in the decision-making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how Princeton Advisors intends to vote on a proposal in order to reduce any attempted influence from interested parties. Where conflicts of interest may be present, Princeton Advisors will disclose such conflicts to us, including our independent directors and may request guidance from us on how to vote such proxies.

Proxy Voting Records

You may obtain information about how Princeton Advisors voted proxies by making a written request for proxy voting information to: Princeton Capital Corporation, Attention: Investor Relations, One Riverway, Suite 2020, Houston, Texas 77056, or by calling us collect at (713) 595-1425. The SEC also maintains a website at www.sec.gov that contains this information.

Privacy Principles

We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our shareholders may become available to us. We do not disclose any nonpublic personal information about our shareholders or former shareholders to anyone except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to nonpublic personal information about our shareholders to employees of Princeton Advisors and its affiliates with a legitimate business need for the information. We intend to maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

Other

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a business development company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and Princeton Advisors will each be required to adopt and implement written policies and procedures reasonably designed to prevent violation of relevant federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and designate a chief compliance officer to be responsible for administering the policies and procedures.

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our board of directors who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the business development company prohibition on transactions with affiliates to prohibit all “joint transactions” between entities that share a common investment adviser. The staff of the SEC has granted no-action relief permitting purchases of a single class of privately placed securities provided that the adviser negotiates no term other than price and certain other conditions are met. As a result, we only expect to co-invest on a concurrent basis with investment funds, accounts or investment vehicles managed by Princeton Advisors when each of us and such investment fund, account or investment vehicle will own the same securities of the issuer and when no term is negotiated other than price. Any such investment would be made, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures. If opportunities arise that would otherwise be appropriate for us and for an investment fund, account or investment vehicle managed by Princeton Advisors to invest in different securities of the same issuer, Princeton Advisors will need to decide which fund will proceed with the investment. Moreover, except in certain circumstances, we will be unable to invest in any issuer in which an investment fund, account or investment vehicle managed by Princeton Advisors has previously invested.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. For example:

•

pursuant to Rule 13a-14 under the Exchange Act, our principal executive officer and principal financial officer must certify the accuracy of the financial statements contained in our periodic reports;

•

pursuant to Item 307 under Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 under the Exchange Act, our management must prepare an annual report regarding its assessment of our internal control over financial reporting; and

•

pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance with that act.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

No person who has been a director or officer of ours at any time since July 1, 2011, is a nominee for election to our reconstituted board of directors or is an associate of any such persons.  None of the to-be-installed directors has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Transaction.

AUTHORIZATION OF THE COMPANY TO SELL SHARES OF COMMON STOCK BELOW NET ASSET VALUE PER SHARE (SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROPOSAL)

The Company is a closed-end investment company that has elected to be regulated as a business development company “BDC” under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current net asset value per share of such stock (“NAV”), exclusive of sales compensation, unless its shareholders approve such a sale and the Company’s Board of Directors makes certain determinations.

Pursuant to this provision, the Company obtained approval of its shareholders so that it may, in one or more public or private offerings of its Common Stock, sell or otherwise issue shares of its Common Stock at a price below its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a twelve-month period expiring on the anniversary of the closing of the Transactions.

On July 10, 2014, the Company’s Board of Directors, including a majority of the Independent Directors who have no financial interest in this matter, has approved the offer, sale and issuance, in one or more public or private offerings, of shares of Common Stock at a price below the current NAV of the Common Stock, exclusive of sales compensation, as in the best interests of the Company and its shareholders and recommended it to the shareholders for their approval. On July 10, 2014, holders of a majority of the voting securities of the Company approved for a twelve-month period expiring on the anniversary of the closing of the Transactions.  The Company will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal.

It should be noted that the maximum number of shares that may be sold below NAV pursuant to this authority that could result in such dilution is limited to 25% of the Company’s then outstanding common stock immediately prior to each such sale. Furthermore, pursuant to this authority, there would be no limit on the discount to NAV at which shares could be sold. See below for a discussion and an example of the dilutive effect of the sale of shares below NAV.

Reasons to Offer Common Stock Below NAV. The Company believes that market conditions may from time to time provide attractive opportunities to deploy capital. Global capital markets have periodically experienced periods of instability as evidenced by the extended disruptions from 2007 to 2010 in the debt capital markets, significant losses in the principal value of investments, the re-pricing of credit risk in the credit markets and the failure of certain major financial institutions. During that period, despite actions of the United States federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. Further, many investors sold assets in order to repay debt or meet equity redemption requirements or other obligations. This dynamic created forced selling (which could return should global markets experience future disruption of the past credit cycle) that had negatively impacted valuations of debt securities in most markets. This negative pressure on valuations had contributed to significant unrealized write-downs of debt investments of many finance companies, including investments in the Company’s portfolio. However, these changes in the market conditions also had beneficial effects for capital providers, including more favorable pricing of risk and more creditor-friendly contractual terms.

While market conditions have improved over the past several years, there can be no assurance that adverse market conditions will not repeat themselves or worsen in the future. If these adverse market conditions re-occur or increase in severity and duration, we and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of favorable investment opportunities. The current economic environment gives firms that have access to capital a significant advantage. We believe that there are opportunities in the secondary market and, accordingly, firms that continue to have access to capital in the current environment will have investment opportunities on more favorable terms than have been available at other times. Our ability to take advantage of these opportunities is dependent upon, among other things, our access to equity capital. In addition, debt capital that may become available may be at a higher cost and on less favorable terms and conditions in the future. Shareholder approval of the proposal to sell shares of our common stock below NAV, subject to the conditions set forth in this proposal, would provide us with the flexibility to invest in such attractive investment opportunities, which typically need to be made expeditiously. Furthermore, the additional capital raised through an offering of our common stock may help us generate additional deal flow. With more capital to make investments, we could be a more meaningful capital provider and such additional capital would allow us to compete more efficiently and effectively for high quality investment opportunities. Such investment opportunities may be funded with proceeds of an offering of shares of our common stock.

As a BDC a, the Company is dependent on its ability to raise capital through the sale of common stock. BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 1:1, which requires the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

Even though the underlying performance of a particular portfolio company may not necessarily indicate impairment or its inability to repay all principal and interest in full, the volatility in the debt capital markets may continue to negatively impact the valuations of debt investments and result in further unrealized write-downs of those debt investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, negatively impact shareholders’ equity and the resulting debt to equity ratio.

Exceeding the 1:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this 1:1 debt to equity ratio, the markets it operates in and the general economy remain volatile and uncertain. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact the Company’s asset valuations, shareholders’ equity and the Company’s debt to equity ratio.

As noted above, the market disruption resulted in good opportunities to invest at attractive risk-adjusted returns. However, the extreme volatility and dislocation that the capital markets had experienced also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. If these adverse market conditions return and/or worsen in the future, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of these good investment opportunities. In addition, the debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long term is a risk separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether the shares that may be offered pursuant to this approval will trade at, above, or below NAV.

The Board of Directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the best interests of shareholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay dividends to shareholders could be adversely affected.

While the Company has no immediate plans to sell shares of its Common Stock below NAV, it obtained shareholder approval in order to maintain access to the markets if the Company determines it should sell shares of Common Stock below NAV. These sales typically must be undertaken quickly. The final terms of any such sale will be determined by the Board of Directors at the time of sale. Also, because the Company has no immediate plans to sell any shares of its Common Stock other than in connection with the Transactions, it is impracticable to describe other transactions in which shares of Common Stock would be sold. Instead, any transaction where the Company sells such shares of common stock, including the nature and amount of consideration that would be received by the

Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board of Directors at the time of sale. If this proposal is approved, no further authorization from the shareholders will be solicited prior to any such sale in accordance with the terms of this proposal. If approved, the authorization would be effective for securities sold during a period beginning on the date of such shareholder approval and expiring on the anniversary of the date of the Meeting.

Conditions to Sales Below NAV. The Company may sell shares of its common stock at a price below NAV, exclusive of sales compensation, only if the following conditions are met:

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a majority of the Company’s Independent Directors who have no financial interest in the sale have approved the sale;

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a majority of the Independent Directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the sale of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount which could be substantiated; and

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the cumulative number of shares sold pursuant to such authority during the applicable period does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale.

Impact on Shareholders. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common shareholders who do not participate in such sale on at least a pro rata basis. This dilution would include reduction in the NAV as a result of the sale of shares at a price below the NAV and a proportionately greater decrease in a shareholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such sale. The Board of Directors of the Company will consider the potential dilutive effect of the sale of shares at a price below the NAV when considering whether to authorize any such sale.

The 1940 Act establishes a connection between common share sale price and NAV because when stock is sold at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Shareholders will not have subscription, preferential or preemptive rights to additional shares of the Common Stock proposed to be authorized for sale, and thus any future issuance of common stock will dilute their holdings of Common Stock as a percentage of shares outstanding to the extent they do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current shareholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authorization.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating shareholder in four different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Shareholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from net asset value); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from net asset value); (3) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from net asset value); and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commission (a 100% discount from NAV).